UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

RADIUS HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Radius Health, Inc. at 10:00 a.m. EDT, on June 6, 2018, at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, MA 02210.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

We hope that you will be able to join us at our Annual Meeting. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Jesper Høiland
President and Chief Executive Officer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	53

FUTURE STOCKHOLDER PROPOSALS	53

OTHER MATTERS	53

SOLICITATION OF PROXIES	54

ANNUAL REPORT ON FORM 10-K	54

APPENDIX A: 2018 STOCK OPTION AND INCENTIVE PLAN	A-1

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2018

To Our Stockholders:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Radius Health, Inc., a Delaware corporation (the “Company”), will be held at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210, on June 6, 2018, at 10:00 a.m. EDT, for the following purposes:

1.

To elect Jesper Høiland, Owen Hughes, and Debasish Roychowdhury, M.D. as Class I Directors to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To approve our 2018 Stock Option and Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our common stock at the close of business on April 11, 2018 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of the stockholders of record will be open to the examination of any stockholder at our principal executive offices at 950 Winter Street, Waltham, Massachusetts 02451 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 20, 2018

RADIUS HEALTH, INC.

950 Winter Street

Waltham, Massachusetts 02451

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2018

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Radius Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 6, 2018 (the “Annual Meeting”), at the offices of Goodwin Procter LLP, located at 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210, at 10:00 a.m. EDT, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value (“Common Stock”), at the close of business on April 11, 2018 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. As of the Record Date, there were 45,253,669 shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2017 (the “2017 Annual Report”), including a shareholder letter from our Chief Executive Officer (the “Shareholder Letter”), will be released on or about April 20, 2018 to our Record Date stockholders.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Radius” refer to Radius Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2018

This Proxy Statement and our 2017 Annual Report, including the Shareholder Letter, are available at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Directions to the Annual Meeting

Directions to the Annual Meeting are available at www.goodwinlaw.com/locations/boston or by calling 617-551-4000.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Jesper Høiland, Owen Hughes, and Debasish Roychowdhury, M.D. as Class I Directors to serve until the 2021 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To approve our 2018 Stock Option and Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors of Radius Health, Inc. (the “Board of Directors,” “Board,” or “our Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. You may also vote your shares in person at the Annual Meeting. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and our Board recommends that you vote:

1.	“FOR” the election of Jesper Høiland, Owen Hughes, and Debasish Roychowdhury, M.D. as Class I Directors;
2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
4.	“FOR” the approval of our 2018 Stock Option and Incentive Plan.

Information about this Proxy Statement

Why you received this proxy statement.

You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials.

As permitted by SEC rules, we are making this proxy statement and our 2017 Annual Report available to stockholders electronically via the Internet. On or about April 20, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2017 Annual Report, including the Shareholder Letter (the “Proxy Materials”) and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Materials. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed copies of our Proxy Materials.

If you received printed copies of our Proxy Materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding.

The SEC’s rules permit us to deliver a single Internet Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or Proxy Materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 11, 2018. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 45,253,669 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these Proxy Materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our Proxy Materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

You may attend the Annual Meeting only if you are a Radius stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. Stockholders planning to attend the Annual Meeting in person are requested to call 617-551-4000 to be placed on the attendance list. In order to be admitted into the Annual Meeting, you must present a government-issued photo identification (such as a driver’s license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Date.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of Proxy Materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Internet Notice or proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on June 5, 2018.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder, you may revoke your proxy and change your vote by:

•	submitting a duly executed proxy bearing a later date;
•	granting a subsequent proxy through the Internet or telephone;
•	giving written notice of revocation to the Secretary of Radius prior to or at the Annual Meeting; or
•	voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board. The recommendations of our Board are indicated above under the heading “Recommendations of the Board,” as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld, Abstentions, and Broker Non-Votes
Proposal 1: Election of Directors	The majority of the votes cast. This means that the number of votes “FOR” a nominee for director exceeds the number of votes “AGAINST” such nominee.	Abstentions and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval of 2018 Stock Option and Incentive Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal.	Abstentions and broker non-votes will have no effect.

What is an abstention and how will votes withheld and abstentions be treated?

An “abstention,” in the case of the proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the proposals to be voted upon at the Annual Meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is typically entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the advisory vote on the compensation of our named executive officers, and the proposal to approve our 2018 Stock Option and Incentive Plan. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Innisfree M&A Incorporated (“Innisfree”) to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with Innisfree, they will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. For these services, we will pay a fee of approximately $25,000 plus expenses.

FORWARD-LOOKING STATEMENTS

This proxy statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in these forward looking statements, please refer to the “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in our periodic reports on Form 10-Q and Form 8-K. Those factors are not ranked in any particular order.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2021 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have eight (8) Directors on our Board. The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class I Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose current term expires at the Annual Meeting and whose new term will expire at the 2021 Annual Meeting of Stockholders; Class II, whose previous term expired at the 2016 Annual Meeting of Stockholders and whose current term will expire at the 2019 Annual Meeting of Stockholders; and Class III, whose previous term expired at the 2017 Annual Meeting of Stockholders and whose current term will expire at the 2020 Annual Meeting of Stockholders. The current Class I Directors are Jesper Høiland, Owen Hughes, and Debasish Roychowdhury, M.D.; the current Class II Directors are Catherine J. Friedman and Jean-Pierre Garnier, Ph.D.; and the current Class III Directors are Willard H. Dere, M.D., Kurt C. Graves and Anthony Rosenberg.

As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. In November 2017, our Board approved a decrease in the authorized number of directors from ten to nine directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy “FOR” the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board or our Board may elect to reduce its size. Our Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a majority of the votes cast. This means that a nominee will be elected as a Class I Director if the number of votes “FOR” such nominee exceeds the number of votes “AGAINST” such nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Nominees for Class I Directors (Terms to Expire at the 2021 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are nominees for election to the Board as Class I Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Jesper Høiland	57	2017	President, Chief Executive Officer and Director
Owen Hughes	43	2013	Director
Debasish Roychowdhury, M.D.	57	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class I nominee for election at the Annual Meeting are as follows:

Jesper Høiland has served as our President and Chief Executive Officer and as a member of our Board since July 2017. Prior to joining Radius, Mr. Høiland served as President of Novo Nordisk Inc. USA, the US affiliate of Novo Nordisk A/S, a global healthcare company focused on diabetes and other serious chronic conditions. Since joining Novo Nordisk in 1987, Mr. Høiland held multiple global roles of increasing responsibility, including leading its International Operations, which spanned 150 countries. Mr. Høiland has 30 years of experience in the biopharmaceutical industry across numerous senior leadership roles, geographies and therapeutic areas. He possesses extensive knowledge about the areas of endocrinology, biopharmaceuticals and women’s health, as well as unique insights about U.S. market access. Mr. Høiland is a member of the board of directors of LEO Pharma A/S. Mr. Høiland received his M.Sc. in Management from Copenhagen Business School in Denmark. We believe Mr. Høiland is qualified to serve as a member of our Board because of his role with us and his extensive operational knowledge of, and executive level management experience in, the global biopharmaceutical industry.

Owen Hughes has served on our Board since April 2013. He has served as the Chief Executive Officer of Cullinan Oncology, LLC, a company focused on oncology therapeutics, and a Managing Director at MPM Capital, a venture capital firm, since October 2017. Previously, Mr. Hughes served as Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biotechnology company, from February 2013 to September 2017. Prior to Intarcia, Mr. Hughes served as a Director at Bain Capital Public Equity, a multi-billion dollar hedge fund that falls under the Bain Capital umbrella, from March 2008 to January 2013. While there, he co-managed public and private healthcare investments, including those in the biotechnology, med-tech, and services segments. Mr. Hughes has over 16 years of financial experience on both the buy and sell-side. Mr. Hughes is a director of Malin PLC and Translate Bio. He received his B.A. from Dartmouth College. We believe Mr. Hughes is qualified to serve as a member of our Board because of his extensive business and professional experience, including his experience in the venture capital industry and years of analyzing development opportunities in the life sciences sector.

Debasish Roychowdhury, M.D. has served on our Board since July 2015. Dr. Roychowdhury has served as the Chief Medical Officer of Partner Therapeutics, Inc., a biotechnology company focused on cancer treatments, since February 2018. Dr. Roychowdhury has served as President of Nirvan Consultants, LLC since December 2013, where he advises biotechnology companies and institutions. He was one of the founding members of the Clinical and Scientific Advisory Board of Seragon Pharmaceuticals, Inc. (“Seragon”), a biotechnology company, and was Seragon’s Chief Medical Officer, prior to its acquisition by Roche Pharma, from March 2014 to August 2014. Prior to Seragon, Dr. Roychowdhury was the Senior Vice President and Head of the Global Oncology Division at Sanofi, a pharmaceutical company, from August 2009 to November 2013. Prior to that, he served as the Vice President for Clinical Development at GlaxoSmithKline, a pharmaceutical company, from 2005 to 2009, and directed the Oncology Global Regulatory group at Eli Lilly and Company, a pharmaceutical company, from 1999 to 2005. Prior to his role in industry, Dr. Roychowdhury served as faculty member at the University of Cincinnati. He received his M.D. from the All India Institute of Medical Sciences. He serves as a director of Celyad S.A., Lytix Biopharma AS and Fund+, a life sciences investment fund. We believe Dr. Roychowdhury is qualified to serve as a member of our Board because of his strong medical background, specifically related to oncology, and extensive experience in the pharmaceutical industry.

Recommendation

Our Board recommends that stockholders vote “FOR” the election of the Class I Director nominees, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

Class II Directors (Terms to Expire at the 2019 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class II Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Catherine J. Friedman	57	2015	Director
Jean-Pierre Garnier, Ph.D.	70	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Catherine J. Friedman has served on our Board since August 2015. Previously, Ms. Friedman held the position of Managing Director at Morgan Stanley, a global financial services firm, from 1997 to 2006 and head of West Coast Healthcare and co-head of the Biotechnology Practice at Morgan Stanley from 1993 to 2006. In 2017, she joined the Board of Grail, Inc., a life sciences company focused on early cancer detection, where she chairs the Audit Committee and serves on the Nominating and Governance Committee. In 2016, Ms. Friedman joined the Board of Altaba Inc., an independent, publicly traded, non-diversified, closed-end management investment company (formerly Yahoo! Inc.), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee. In 2014, she joined the Board of Innoviva, Inc., a royalty management company specializing in respiratory assets (formerly Theravance, Inc.), where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee. Ms. Friedman is a member of the Board of Trustees for Sacred Heart Schools in Atherton. Ms. Friedman was previously a director of XenoPort, Inc. and EnteroMedics, Inc. from 2007 to 2016 and GSV Capital Corp. from 2013 to 2017. She is a graduate of Harvard University and received an MBA from the University of Virginia Darden School of Business, where she is currently a Darden School Foundation Board of Trustees member. We believe Ms. Friedman is qualified to serve as a member of our Board due to her extensive experience as a member on various boards of directors, her educational background and her previous leadership and management roles.

Jean-Pierre Garnier, Ph.D. has served on our Board since December 2015. Dr. Garnier has served as the Chairman of the Board of Idorsia Ltd., a biopharmaceutical company, since 2017, and Chairman of the Board of Alzheon, Inc., a biotechnology company, since 2016.  Previously, Dr. Garnier served as Chairman of the Board of Actelion Ltd., a biopharmaceutical company, from 2010 to 2017, and was Chief Executive Officer of GlaxoSmithKline plc, a pharmaceutical company, from 2000 to 2008. In addition, Dr. Garnier is a member of the Board of Directors of United Technologies Corporation, a global manufacturing and high-technology conglomerate, and an Operating Partner at Advent International, a global private equity firm. Dr. Garnier previously served as Chief Executive Officer of Pierre Fabre S.A., a pharmaceutical company, from 2008 to 2010, as Chief Executive Officer and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008, as Chief Executive Officer of SmithKline Beecham plc, a pharmaceutical company, in 2000 and as Chief Operating Officer and Executive Member of the Board of Directors of SmithKline Beecham plc from 1996 to 2000. Dr. Garnier was previously Chairman of Cerenis and a board member of Renault S.A., the Stanford Advisory Council on Interdisciplinary Biosciences, Weill Cornell Medical College and the Dubai International Capital Advisory Board. He is also a member of the Advisory Board of the Newman’s Own Foundation. Dr. Garnier received his M.Sc in pharmaceutical science and Ph.D. in pharmacology from Louis Pasteur University in France and MBA from Stanford University. We believe Dr. Garnier is qualified to serve as a member of our Board because of his significant business and professional experience, including his extensive experience in the life sciences industry, membership on various boards of directors and his previous leadership and management roles.

Class III Directors (Terms to Expire at the 2020 Annual Meeting)

The following table sets forth certain information regarding the members of our Board who are Class III Directors, including their positions with the Company and ages as of the Annual Meeting.

Name	Age	Director Since	Position
Willard H. Dere, M.D.	64	2014	Director
Kurt C. Graves	50	2011	Chairman of the Board
Anthony Rosenberg	65	2015	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Willard H. Dere, M.D. has served on our Board since November 2014. Dr. Dere has served as the B. Lue and Hope S. Bettilyon Presidential Endowed Chair in Internal Medicine for Diabetes Research; Co-Director of the Center for Clinical and Translational Science; Executive Director of Personalized Health, and a Professor of Internal Medicine at the University of Utah Health Sciences Center since November 2014. Prior to that, he served at Amgen Inc., a biopharmaceutical company, as the Senior Vice President, Global Development from December 2004 to June 2007, and from April 2014 to October 2014, and as International Chief Medical Officer from January 2007 to April 2014. Before he joined Amgen in 2003, Dr. Dere served as Vice President of Endocrine, Bone and General Medicine Research and Development at Eli Lilly and Company, a pharmaceutical company, where he also held various other roles in clinical pharmacology, regulatory affairs, and both early-stage translational, and late-stage clinical research. Dr. Dere received B.A. degrees in history and zoology and a M.D. degree from the University of California, Davis. He currently serves as a director of BioMarin Pharmaceutical Inc., Mersana Therapeutics, Inc., and Seres Therapeutics, Inc. Dr. Dere previously served as a director of Ocera Therapeutics from 2016 until 2017. We believe Dr. Dere is qualified to serve as a member of our Board because of his strong medical background and extensive experience in the pharmaceutical industry.

Kurt C. Graves has served on our Board since May 2011 and as Chairman of the Board since November 2011. Mr. Graves has been the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, since April 2012, having previously served as Executive Chairman of Intarcia Therapeutics, Inc. from August 2010 to April 2012, and as Acting Chief Executive Officer from October 2011 to April 2012. Mr. Graves served as Executive Chairman of Biolex Therapeutics, a biotechnology company, from November 2010 to March 2012. Previously, Mr. Graves was Executive Vice President, Chief Commercial Officer and Head of Corporate and Strategic Development at Vertex Pharmaceuticals Inc., a biotechnology company, from July 2007 to October 2009. Before his tenure at Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals, a pharmaceutical company, from 1999 to June 2007, most recently on the Executive Committee as Global Head of the General Medicines Business Unit & Chief Marketing Officer for the Pharmaceuticals division. Prior to Novartis, Mr. Graves held several commercial and general management positions at Merck, a pharmaceutical company, and Astra Merck/Astra Pharmaceuticals, each pharmaceutical companies, where he spent most of his time leading the GI Business Unit responsible for Prilosec® and Nexium®. He currently serves as a director of Intarcia Therapeutics, Inc., Achillion Pharmaceuticals, Inc. and Seres Therapeutics, Inc. Mr. Graves was previously a director of Pulmatrix, Inc. from 2010 to 2016 and Biolex Therapeutics and Springleaf Therapeutics from 2010 to 2012. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Anthony Rosenberg has served on our Board since March 2015. Mr. Rosenberg has been a Managing Director of MPM Capital, a venture capital firm, since April 2015. From January 2013 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis International, a pharmaceutical company. From March 2005 to December 2012, he served as Global Head of Business Development and Licensing at Novartis Pharmaceuticals. Prior to that, Mr. Rosenberg was Global Head of the Transplant and Immunology Business Unit at Novartis Pharmaceuticals from 2000 to 2005. Mr. Rosenberg initially joined Sandoz, a predecessor to Novartis, in 1980. He currently serves as a director of Oculis SA, Clinical Ink, Inc., TriNetX, Inc., Cullinan Oncology, Inc., Argenx SE, and iOmx Therapeutics AG. Mr. Rosenberg served as a director of Idenix Pharmaceuticals, Inc. from June 2009 to March 2012 and from December 2012 to March 2013. Mr. Rosenberg holds a B.Sc from the University of Leicester and an M.Sc in physiology from the University of London. We believe Mr. Rosenberg is qualified to serve as a member of our Board due to his extensive experience in mergers and acquisitions and licensing in the pharmaceutical sector.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of EY is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

EY also served as our independent registered public accounting firm for the fiscal year ended December 31, 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of EY is expected to attend the Annual Meeting, and will have the opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of EY is not ratified by our stockholders, our Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2019. Even if the appointment of EY is ratified, our Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of Radius and our stockholders.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of EY, we do not expect any broker non-votes in connection with this proposal.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of EY, our independent registered public accounting firm, for the fiscal years ended December 31, 2017 and 2016, in each of the following categories:

Fee Category	2017	2016
Audit Fees(1)	$1,118,939	$802,000
Audit-Related Fees(2)	482,500	174,000
Tax Fees(3)	171,328	212,000
Total Fees	$1,772,767	$1,188,000
[1]

“Audit Fees” consist of fees for the audit of our consolidated financial statements and review of our unaudited interim financial statements included in our quarterly reports on Form 10-Q during the years ended December 31, 2017 and 2016.

[2]

“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” Audit-Related Fees reported for the years ended December 31, 2017 and 2016 consisted primarily of the issuance of comfort letters, the review of our registration statements on Form S-3 and Form S-8, current reports on Form 8-K and proxy statements, and for fiscal year 2017, included technical accounting services related to our adoption of ASC 606 and our convertible debt offering.

[3]

“Tax Fees” comprise fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of our U.S. tax returns, accounted for $35,000 of the total tax fees in each of fiscal year 2017 and 2016.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage EY to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by our Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by EY has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by our Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. On an annual basis, our Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by EY without first obtaining specific pre-approval from our Audit Committee. Our Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Recommendation

Our Board recommends that stockholders vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

AUDIT COMMITTEE REPORT

The information contained in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into that filing.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2017 and has discussed these financial statements with management of the Company and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm has also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, describing all relationships between the independent registered public accounting firm and Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the accounting firm’s independence from the Company. Based on its discussions with management of the Company and the Company’s independent registered public accounting firm, and its review of the representations and information provided by management of the Company and the Company’s independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Catherine J. Friedman (Chair)

Owen Hughes

Willard H. Dere, M.D.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

This proposal gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at our 2015 Annual Meeting of Stockholders, our stockholders cast an advisory vote with respect to the frequency of future stockholder advisory votes on executive compensation. Based on the results of that vote, we determined to hold the stockholder advisory vote on executive compensation annually.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act and gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Board or Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will take into consideration the advisory vote results when making decisions regarding executive compensation.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the Advisory Vote on the Compensation of our Named Executive Officers, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 4

APPROVAL OF 2018 STOCK OPTION AND INCENTIVE PLAN

Overview of Proposal

In this Proposal 4, we are requesting our stockholders to approve the adoption of the Radius Health, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan”). On April 12, 2018, based upon the recommendation of our Compensation Committee, our Board adopted the 2018 Plan, subject to and effective upon approval by our stockholders. The 2018 Plan is intended to replace the Radius Health, Inc. 2011 Equity Incentive Plan, as amended and restated (the “2011 Plan”) and if the 2018 Plan is approved by our stockholders, we will no longer grant awards under the 2011 Plan. If the 2018 Plan is not approved by our stockholders, the 2018 Plan will not become effective, and the 2011 Plan will remain in effect. The 2018 Plan is described in more detail below and a copy of the 2018 Plan is attached as Appendix A to this proxy statement and incorporated herein by reference.

The 2018 Plan is designed to enhance our ability to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by our Board and/or Compensation Committee. In order to achieve our strategic objectives, we need to continue to attract and retain talented leaders and employees in a highly competitive market. Our goal is to become a leading provider of innovative endocrine therapeutics in the areas of osteoporosis and oncology. In osteoporosis, we are focused on growing our market share for our first commercial product, TYMLOS® (abaloparatide) injection, conducting clinical research for potential additional indications, and expanding the market potential for abaloparatide through the development of an innovative abaloparatide-patch. In our breast cancer programs, we continue to advance development of elacestrant (RAD1901) and RAD140. During 2017, we added 328 new employees, as we (i) completed hiring our U.S. sales force in the first quarter of 2017, obtained U.S. marketing approval for TYMLOS in April, commenced U.S. commercial sales in May, and achieved full year product revenues of $12.1 million; (ii) obtained U.S. Food and Drug Administration (“FDA”) Fast Track designation for elacestrant; and (iii) initiated a Phase 1 study for RAD140. We expect 2018 to be another significant year for Radius as we continue to progress our clinical programs and execute on our commercial objectives.

Our Board believes that equity-based incentive awards are an essential component of our compensation program and are linked to our success by encouraging and enabling our and our subsidiaries’ employees, officers, non-employee directors and consultants, whose judgment, initiative and efforts are critical for the successful conduct of our business, to acquire a proprietary interest in our Company. Our Board believes that providing these individuals with a direct stake in our Company will assure a closer alignment of the interests of these individuals with those of Radius and our stockholders, thereby stimulating their efforts on our behalf for long-term value creation and strengthening their desire to remain with the Company.

As of April 2, 2018, there were 1,885,249 shares of our Common Stock available for future grants under the 2011 Plan. Under the 2018 Plan, we have authorized 3,500,000 shares for issuance thereunder, plus the number of shares remaining available for issuance under the 2011 Plan as of the date of our Annual Meeting. As of April 2, 2018, there were stock options to acquire an aggregate of 5,849,338 shares of our Common Stock outstanding under our equity compensation plans, as well as equity awards granted outside of our equity compensation plans to new hires as inducement grants made in accordance with Nasdaq Listing Rule 5635(c)(4), with a weighted average exercise price of $38.57 and a weighted average remaining contractual term of 7.96 years. In addition, as of April 2, 2018, there were 332,340 unvested full value awards with time-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of April 2, 2018.

In the opinion of our Board, our future success depends in large part on our ability to maintain a competitive position in attracting, retaining and motivating key employees. Our Board believes that approval of the 2018 Plan and the authorization of the additional shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, the highly competitive environment in which we recruit and retain employees, and our historical burn rate. Our management will carefully consider all proposed grants under the 2018 Plan.

Summary of Material Features of the Plan

The material features of the 2018 Plan are:

•	The maximum number of shares of Common Stock to be issued under the 2018 Plan is the sum of (i) 3,500,000 shares and (ii) the shares remaining available for issuance under our 2011 Plan;
•

The 2018 Plan does not contain an annual “evergreen” provision; stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs;

•

Shares of Common Stock tendered or withheld for taxes or payment of an award’s exercise price, or shares we reacquire on the open market, will not be added back to the shares available for issuance under the 2018 Plan;

•

The value of all awards granted under the 2018 Plan and all other cash compensation paid by us to any non-employee director in any calendar year will not exceed $950,000, excluding the value of any awards granted in connection with a non-employee director’s initial election or appointment to serve on our Board;

•

The award of stock options (both incentive and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and dividend equivalent rights is permitted;

•

Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval, other than to appropriately reflect changes in our capital structure or in connection with a change of control of the Company;

•	Minimum one year vesting periods are required for awards granted under the 2018 Plan, subject to certain exceptions described below;
•	Any material amendment to the 2018 Plan is subject to approval by our stockholders;
•

The definition of change in control in our 2018 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring;

•	The 2018 Plan will be administered by our Compensation Committee, which is composed entirely of independent directors; and
•	The term of the 2018 Plan will expire on June 6, 2028.

Based solely on the closing price of our Common Stock as reported by the Nasdaq Global Market on April 2, 2018 and the maximum number of shares that would have been available for awards as of such date under the 2018 Plan, taking into account the proposed increase described herein, the maximum aggregate market value of the Common Stock that could potentially be issued under the 2018 Plan is $197,961,753. The shares of Common Stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under each of the 2018 Plan and the 2011 Plan will be added back to the shares of Common Stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2018 Plan to cover the exercise price or tax withholding will not be added back to the shares of Common Stock available for issuance under the 2018 Plan. In addition, shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2018 Plan.

Rationale for Share Increase

The 2018 Plan is a key component to our ongoing effort to build stockholder value. Equity incentive awards are a critical aspect of our executive and non-executive employees’ compensation. Our Compensation Committee and Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success. Adopting the 2018 Plan is designed to enhance our ability to grant stock options and other equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant stock options and other equity awards to eligible recipients at levels determined to be appropriate by our Compensation Committee and/or Board.

As noted above, we are focused on the advancement of our strategy for the development and commercialization of innovative endocrine therapeutics in the areas of osteoporosis and oncology. During 2017, we added 328 new employees. We expect 2018 to be another significant year for Radius as we continue to progress our clinical development assets and execute on our commercial objectives. Our Board believes that approval of the 2018 Plan and authorization of the additional shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, the highly competitive environment in which we recruit and retain employees, and our historical burn rate. Our management will carefully consider all proposed grants under the 2018 Plan.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our Compensation Committee carefully reviews both our annual net burn rate, total dilution and equity expense, and our projected burn rate and dilution over the next several years based on our expected growth and equity strategy in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted for the 2015 through 2017 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted-average number of shares of Common Stock outstanding for that year, for each of the last three fiscal years. No performance-based equity awards were earned during this time period.

Share Element	2015	2016	2017
Stock Options Granted	1,487,000	2,259,000	2,094,000
Full-Value Awards Granted	—	59,000	137,000
Total Awards Granted(1)	1,487,000	2,318,000	2,231,000
Weighted-Average Common Shares Outstanding During the Fiscal Year	39,643,099	43,067,952	43,804,660
Annual Burn Rate	3.75%	5.38%	5.09%
Three-Year Average Burn Rate(2)			4.74%
(1)	Total Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted.
(2)	As illustrated in the table above, our three-year average burn rate for the 2015-2017 period was 4.74%, which is below the ISS industry category burn rate threshold of 7.08%.

Our Board, upon the recommendation of our Compensation Committee, determined the number of shares available for issuance under the 2018 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees, non-employee directors and scientific advisory board members, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate our employees for approximately the next two years.

Summary of the 2018 Plan

A copy of the 2018 plan is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of certain features of the 2018 Plan is intended to be a summary only, and is qualified in its entirety by reference to the full text of the 2018 Plan.

Administration.    The 2018 Plan will be administered by our Compensation Committee. Our Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. Our Compensation Committee may delegate to one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility.    All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2018 Plan, subject to the discretion of the administrator. As of April 2, 2018, approximately 390 individuals would have been eligible to participate in the 2018 Plan had it been effective on such date, which includes 6 executive officers, 368 employees who are not executive officers, 7 non-employee directors and 9 non-employee members of our scientific/oncology advisory boards.

Director Compensation Limit.    The 2018 Plan provides that the value of all awards granted under the 2018 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $950,000, excluding the value of any awards granted in connection with a non-employee director’s initial election or appointment to serve on our Board.

Minimum Vesting.    The 2018 Plan provides that all awards (except for cash-settled awards or awards elected by a director in lieu of a cash retainer) may not vest earlier than one year following the grant date. However, awards that result in the issuance of an aggregate of up to 5% of the maximum number of shares available for issuance under the 2018 Plan may be granted without respect to this minimum vesting provision.

Stock Options.    The 2018 Plan permits the granting of (i) stock options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and (ii) stock options that do not so qualify. Stock options granted under the 2018 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each stock option will be determined by our Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to market quotations for shares of our Common Stock on the Nasdaq Global Market as of the grant date. The exercise price of a stock option may not be reduced after the date of the stock option grant, other than to appropriately reflect changes in our capital structure or in connection with a change of control of the Company.

The term of each stock option will be fixed by our Compensation Committee and may not exceed ten years from the date of grant. Our Compensation Committee will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of stock options may be accelerated by our Compensation Committee. In general, unless otherwise permitted by our Compensation Committee, no stock option granted under the 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and stock options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of stock options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to our Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, our Compensation Committee may permit non-qualified stock options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    Our Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as our Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock (or cash, to the extent provided for in the applicable award agreement) equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock.    Our Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as our Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or a continued service relationship with us through a specified restricted period. During the vesting period, the grantee will have the rights of a stockholder with respect to the voting of the restricted stock and receipt of dividends; provided, however, that if the vesting of the restricted stock award is tied to the attainment of performance criteria, dividends will accrue during the performance period but will not be paid unless and until such performance conditions are attained.

Restricted Stock Units.    Our Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock subject to such conditions and restrictions as our Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or a continued service relationship with the Company through a specified vesting period. A grantee will only have the rights of a stockholder with respect to the shares of Common Stock acquired by the grantee upon settlement of the restricted stock units. During the vesting period, restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards.    Our Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights.    Our Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions.    The 2018 Plan provides that upon the effectiveness of a “change of control,” as defined in the 2018 Plan, except as otherwise provided by our Compensation Committee in the award agreement, all awards with time-based conditions will become vested and exercisable upon the change of control, unless the parties to the change of control agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change of control in our Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding stock options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the stock options or stock appreciation rights. Our Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a change of control unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc.    The 2018 Plan requires our Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2018 Plan, subject to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.    Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of stock options or stock appreciation rights or vesting of other awards. Subject to approval by our Compensation Committee, participants may elect to have their tax withholding obligations satisfied by authorizing us to withhold shares of Common Stock to be issued pursuant to exercise or vesting. Our Compensation Committee may also require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination.    Our Board may at any time amend or discontinue the 2018 Plan and our Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules, any amendments that materially change the terms of the 2018 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by our Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan.    Our Board approved and adopted the 2018 Plan on April 12, 2018, subject to and effective upon approval by our stockholders. Awards of incentive stock options may be granted under the 2018 Plan until the tenth anniversary of our Board’s approval of the 2018 Plan, or April 11, 2028. No other awards may be granted under the 2018 Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2018 Plan is within the discretion of our Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2018 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2017: (i) each of our NEOs; (ii) all of our current executive officers, as a group; (iii) all of our current directors who are not executive officers, as a group; and (iv) all of our current employees who are not executive officers, as a group.

	Stock Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value(1) ($)		Number of Awards (#)
Jesper Høiland, President and CEO	42.97		305,000
Jose Carmona, Chief Financial Officer	34.96		125,000
Gregory Williams, Ph.D., Chief Development Officer	45.65		75,000
Gary Hattersley, Ph.D., Chief Scientific Officer	45.65		75,000
Brent Hatzis-Schoch, J.D., General Counsel	45.65		60,000
Robert E. Ward, former President and CEO	45.65		187,800
B. Nicholas Harvey, former Chief Financial Officer	45.65		55,000
David Snow, former Chief Commercial Officer	45.65		75,000
All current executive officers, as a group	40.45	(2)	700,000
All current directors who are not executive officers, as a group	45.65	(2)	192,500
All current employees who are not executive officers, as a group	39.57	(2)	703,160	38.62	(3)	137,550
(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 11 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2018 Plan. It does not describe all federal tax consequences under the 2018 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the stock option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the stock option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply. In the event that the optionee’s employment with us terminates, but the optionee otherwise continues to have an ongoing service relationship with us as a consultant, adviser or director, then the stock option will continue to vest, but it will thereafter be treated as a non-qualified stock option and taxed as described below.

Non-Qualified Stock Options.    No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the stock option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.

Other Awards.    We will generally be entitled to a tax deduction in connection with other awards under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, our deduction for certain awards under the 2018 Plan may be limited to the extent that any “covered employee” (generally, our chief executive officer, chief financial officer or other executive officer whose compensation is required to be reported in the summary compensation table for any year following 2016) receives compensation in excess of $1.0 million a year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 regarding shares of Common Stock that may be issued under our equity compensation plans, consisting of our 2003 Long-Term Incentive Plan, as amended (the “2003 Plan”), our 2011 Plan, and our 2016 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2003 Plan	189,322		2.94	—
2011 Plan	4,831,538	(2)	39.29	2,726,928	(3)
ESPP(4)	—		—	1,231,138	(5)
Equity compensation plans not approved by security holders(6)	773,386		36.31	—
Total	5,794,246		37.70	3,958,066
[1]	Does not take into account outstanding restricted stock units as these awards have no exercise price.
[2]	Includes 146,451 shares issuable under our 2011 Plan upon vesting of outstanding restricted stock units.
[3]	Includes 38,887 shares cancelled under the 2003 Plan which are available for issuance under the 2011 Plan.
[4]	The purchase rights accruing under the ESPP (and therefore the exercise price and number of shares to be purchased thereunder) are not determined until the end of the applicable purchase period.
[5]

The number of shares authorized for issuance under the ESPP will be annually increased on January 1 of each year during the term of the ESPP, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. The maximum aggregate number of shares issuable under the ESPP is 4,298,424.

[6]

Consists of shares authorized for issuance pursuant to individual stock option awards granted on each of March 7, 2016, March 28, 2016, May 8, 2016, May 15, 2017, July 17, 2017, and November 27, 2017 to certain individuals to induce such individuals to accept employment with the Company.

The following table provides the information presented in the table above as of April 2, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
2003 Plan	1		2.05	—
2011 Plan	5,431,398	(2)	38.80	1,885,249	(3)
ESPP(4)	—		—	1,176,448	(5)
Equity compensation plans not approved by security holders(6)	750,279		36.44	—
Total	6,181,678		38.51	3,061,697
[1]	Does not take into account outstanding restricted stock units as these awards have no exercise price.
[2]	Includes 332,340 shares issuable under our 2011 Plan upon vesting of outstanding restricted stock units.
[3]	Includes 38,887 shares cancelled under the 2003 Plan which are available for issuance under the 2011 Plan.
[4]	The purchase rights accruing under the ESPP (and therefore the exercise price and number of shares to be purchased thereunder) are not determined until the end of the applicable purchase period.

[5]

The number of shares authorized for issuance under the ESPP will be annually increased on January 1 of each year during the term of the ESPP, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. The maximum aggregate number of shares issuable under the ESPP is 4,298,424.

[6]

Consists of shares authorized for issuance pursuant to individual stock option awards granted on each of March 7, 2016, March 28, 2016, May 8, 2016, May 15, 2017, July 17, 2017, and November 27, 2017 to certain individuals to induce such individuals to accept employment with the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the approval of the Radius Health, Inc. 2018 Stock Option and Incentive Plan, and proxies solicited by our Board will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers, including their ages as of the Annual Meeting.

Name	Age	Position
Jesper Høiland	57	President, Chief Executive Officer and Director
Jose Carmona	46	Senior Vice President, Chief Financial Officer and Treasurer
Gary Hattersley, Ph.D.	51	Senior Vice President, Chief Scientific Officer
Brent Hatzis-Schoch	53	Senior Vice President, General Counsel and Secretary
Joseph Kelly	49	Senior Vice President, Sales and Marketing
Gregory Williams, Ph.D.	59	Chief Development Officer

For biographical information pertaining to Mr. Høiland, who is a director and executive officer of the Company, see the section of the proxy statement entitled “Proposal 1: Election of Directors.”

Jose Carmona has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2017. Prior to joining Radius, Mr. Carmona served as the Chief Financial Officer of Innocoll Holdings plc (“Innocoll”), a pharmaceutical and medical device company, and its predecessor entity, Innocoll AG, from 2015 to 2017. Prior to Innocoll, he served as Chief Financial Officer of Alcon Europe, Middle East & Africa, a division of Novartis AG (“Novartis”), a pharmaceutical company, from 2013 to 2015 and prior to that he held numerous financial management positions with increasing responsibility at Novartis, as Divisional Chief Financial Officer in North America, Latin America and other senior global financial roles, from 2003 to 2013. Mr. Carmona received his B.S. in Industrial Civil Engineering from Universidad Tecnica Federico Santa Maria in Valparaiso, Chile, and his M.B.A. from Columbia Business School in New York City.

Gary Hattersley, Ph.D. has served as our Chief Scientific Officer since January 2014. Prior to his current role with Radius, Dr. Hattersley served as our Senior Vice President of Preclinical Development from December 2011 to December 2013, and President of Biology from May 2011 to December 2011. From 2003 until May 2011, Dr. Hattersley served in various roles in our predecessor company, including as Vice President of Biology, Senior Director of Research and Director of Disease Biology & Pharmacology. Dr. Hattersley received a Ph.D. in Experimental Pathology from St. George’s Hospital Medical School.

Brent Hatzis-Schoch has served as our Senior Vice President and General Counsel since April 2015 and Secretary since March 2017. Mr. Hatzis-Schoch served part-time as our General Counsel From February 2015 to April 2015. Prior to joining Radius, Mr. Hatzis-Schoch was Senior Vice President and Chief Legal Counsel of Merz Pharma, a pharmaceutical company, in Frankfurt, Germany from July 2013 to April 2015. Prior to Merz, Mr. Hatzis-Schoch served for five years as General Counsel to Agennix AG, a publicly-traded development stage biopharmaceutical company. He has held senior legal positions in the U.S. and internationally, including as European legal counsel for Baxter International, Associate General Counsel of Pharmacia Corporation, and General Counsel of GPC Biotech AG. Mr. Hatzis-Schoch holds a J.D. from George Washington University and a B.A. from the University of Delaware.

Joseph Kelly has served as our Senior Vice President, Sales and Marketing since November 2017. Prior to joining Radius, Mr. Kelly was Vice President of Sales, South and East United States, at Novo Nordisk, Inc. a global healthcare company. From 2002 until 2017, Mr. Kelly served in various positions of increasing responsibility at Novo Nordisk, including commercial leadership roles. Mr. Kelly attended the University of Georgia and received his B.S. in Public Relations from Utica College of Syracuse University.

Gregory Williams, Ph.D. has served as our Chief Development Officer since January 2014. Prior to joining Radius, Dr. Williams was Vice President of Regulatory Affairs, Global Product and Clinical Development, and Program Management with The Medicines Company, a biopharmaceutical company, from 2006 to 2013. He was Vice President of Regulatory Affairs, Regulatory Compliance and Program Management for NPS Pharmaceuticals, a biopharmaceutical company, from 2004 to 2006. Dr. Williams has a Ph.D. in Biopharmaceutics from Rutgers University and an M.B.A. from Cornell University.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Conduct and Business Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Strategy Committee to assist our Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters and our Code of Conduct and Business Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.radiuspharm.com, or by writing to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451.

Board Composition

Our Board currently consists of eight (8) members: Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Jesper Høiland, Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D. As indicated in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, the authorized number of directors may be changed only by resolution of our Board. In November 2017, our Board approved a decrease in the authorized number of directors from ten to nine directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Common Stock.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.

Majority Voting in Director Elections

In February 2018, we amended our Amended and Restated Bylaws to provide that our directors must be elected by a majority of votes cast in uncontested elections and by a plurality of votes cast in contested elections, which occurs where the number of director nominees exceeds the number of directors to be elected.  Any incumbent director who is not re-elected must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee will make a recommendation to our Board as to whether to accept or reject the resignation, or whether other action should be taken. Our Board will act on the recommendation and publicly disclose its decision within 90 days following certification of the voting results. An incumbent director who tenders his or her resignation may not participate in such decisions of our Nominating and Corporate Governance Committee or our Board.

Director Independence

Our Board has affirmatively determined that each of Willard H. Dere, M.D., Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., Kurt C. Graves, Owen Hughes, Anthony Rosenberg, and Debasish Roychowdhury, M.D., is an “independent director,” as defined under Nasdaq rules. In evaluating and determining the independence of the directors, our Board considered the relationships that each such director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our Common Stock by each such director.

Director Candidates

Our Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to our Board and filling vacancies on our Board. To facilitate the search process, our Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Our Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, our Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as a director. To the extent feasible, candidates are interviewed by our Nominating and Corporate Governance Committee, other members of our Board, and members of our executive management.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended Director nominees, our Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, ethics and values; practical business judgment; experience in corporate management and finance; relevant social policy concerns; professional and academic experience relevant to our industry and operations; and experience as a board member or executive officer of another publicly held company. Our Nominating and Corporate Governance Committee also considers the candidate’s diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, as well as diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the Directors as he considers appropriate.

Communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of our Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to our Board should address such communications to our Board of Directors by writing: c/o Secretary, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451.

For a stockholder communication directed to an individual Director in his or her capacity as a member of our Board, stockholders may send such communication to the attention of the individual Director by writing: c/o Chairman of the Board, Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. We will forward any such stockholder communication to each Director, and the Chairman in his capacity as a representative of our Board, to whom such stockholder communication is addressed, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently chaired by Mr. Graves. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Høiland serves as our President and Chief Executive Officer while Mr. Graves serves as the Chairman of the Board but is not an officer of the Company.

Our Board and Board committees have an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board stays regularly informed through committee reports about such risks. Our Board does not believe that its role in the oversight of our risks affects our Board’s leadership structure.

Code of Ethics

We have adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. A copy of our Code of Conduct is available on our website at www.radiuspharm.com in the “Corporate Governance” section of the “Investors” page. In addition, we intend to post on our website all disclosures that are required by SEC rules and/or Nasdaq rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Director Attendance at Board and Committee Meetings

There were six meetings of our Board during the fiscal year ended December 31, 2017. During the fiscal year ended December 31, 2017, each of our incumbent Directors attended at least 75% of the aggregate of all meetings of our Board and committees on which the Director served during the period in which he or she was on the Board or committee.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Eight directors attended our 2017 Annual Meeting of Stockholders in person.

Executive Sessions

As provided in our Corporate Governance Guidelines, our non-management directors meet in executive session without management directors or management present on a regularly scheduled basis, but no less than twice per year. In addition, our Corporate Governance Guidelines provide that our independent directors must also meet separately at least once per year in an executive session.

BOARD COMMITTEES

Our Board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance and Strategy—each of which operates under a written charter that has been approved by our Board.

The members of each of our Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
Willard H. Dere, M.D.	X		X
Catherine J. Friedman	Chair	X		X
Jean-Pierre Garnier, Ph.D.		Chair		X
Kurt C. Graves		X	Chair
Owen Hughes	X
Anthony Rosenberg				Chair
Debasish Roychowdhury, M.D.			X
Jesper Høiland

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, our Audit Committee:

•	appoints, approves the compensation of, and assesses the independence of our registered public accounting firm;
•	oversees the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitors our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Business Ethics;
•	discusses our risk management policies;
•	reviews and approves or ratifies any related person transactions; and
•	prepares the Audit Committee Report required by SEC rules.

The members of our Audit Committee are Catherine J. Friedman, Owen Hughes, and Willard H. Dere, M.D. Ms. Friedman serves as chair of the committee. Our Audit Committee met four times during the fiscal year ended December 31, 2017.

Each member of our Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act, and is able to read and understand fundamental financial statements, as required by the Nasdaq rules. In addition, our Board has determined that Ms. Friedman is an “audit committee financial expert” as defined under the rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq rules.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including our executive officers. The Compensation Committee, among other matters:

•	reviews and approves, or makes recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;
•	oversees an evaluation of our senior executives;
•	oversees and administers our cash and equity incentive plans;
•	reviews and makes recommendations to our Board with respect to director compensation;
•	reviews and discusses annually with management our “Compensation Discussion and Analysis”; and
•	prepares the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K.

Our Compensation Committee has the sole authority to retain, oversee or terminate the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Our Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.radiuspharm.com. Our Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Catherine J. Friedman, Jean-Pierre Garnier, Ph.D. and Kurt C. Graves. Dr. Garnier serves as the chair of the committee. Our Compensation Committee met six times during the fiscal year ended December 31, 2017.

Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq rules, including the Nasdaq rules specific to compensation committee independence.

For information regarding the role of compensation consultants and executive officers in determining our executive compensation refer to “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant in Determining Executive Compensation” and “Executive Compensation—Compensation Discussion and Analysis—Role of Executive Officers in Determining Executive Compensation” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, among other things:

•	identifies individuals qualified to become Board members;
•	recommends to our Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;
•	reviews and makes recommendations to our Board with respect to management succession planning; and
•	develops and recommends to our Board corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Kurt C. Graves, Willard H. Dere, M.D. and Debasish Roychowdhury, M.D. Mr. Graves serves as the chair of the committee. Our Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2017.

Strategy Committee

Our Strategy Committee, among other things:

•	reviews and provides guidance to management and our Board with respect to our long-term business strategy;
•

advises management and our Board on our business development strategy, including on optimal transaction structures and partner companies for existing programs and on potential partnering or acquisition opportunities;

•	periodically reviews with management potential strategic transactions and business development opportunities; and
•	provides advice to management on the engagement of strategic, financial and business development advisors to support the execution of our business development and corporate strategy.

Our Strategy Committee consists of Jean-Pierre Garnier, Ph.D., Catherine J. Friedman and Anthony Rosenberg. Mr. Rosenberg serves as the chair of the committee. Our Strategy Committee did not meet during the fiscal year ended December 31, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation awarded to, or earned by, our named executive officers (“NEOs”) for 2017, including the elements of our executive compensation program, material compensation decisions made under that program for 2017 and the material factors considered in making those decisions. We collectively refer to our NEOs, other than our Chief Executive Officer, as our “Other NEOs.”

Our NEOs for 2017 were:

Name	Position
Jesper Høiland(1)	President, Chief Executive Officer (“CEO”) and Director
Jose Carmona(1)	Senior Vice President, Chief Financial Officer and Treasurer
Gregory Williams, Ph.D.	Chief Development Officer
Gary Hattersley, Ph.D.	Chief Scientific Officer
Brent Hatzis-Schoch, J.D.	Senior Vice President, General Counsel and Secretary
Robert E. Ward(2)	Former President, CEO and Director
B. Nicholas Harvey(2)	Former Senior Vice President, Chief Financial Officer and Treasurer
David Snow(2)	Former Chief Commercial Officer
[1]	Messrs. Høiland and Carmona joined the Company in July and May 2017, respectively.
[2]	Messrs. Ward, Harvey, and Snow resigned from the Company in July, May, and November 2017, respectively.

Compensation Philosophy and Objectives

We intend that total compensation for our NEOs reflect a “pay for performance” compensation philosophy. Total compensation is allocated between several compensation elements, taking into consideration the balance between providing short- and long-term incentives related to our financial and operational performance, in a manner intended to align the interests of our NEOs with the interests of our stockholders, reward value creation and provide competitive pay and benefits to our NEOs. Variable incentive compensation is a key component of our compensation strategy and helps to ensure that total compensation reflects the overall success or failure of our Company.

To achieve our compensation objectives, we provide executives with a total compensation package consisting primarily of the following fixed and variable compensation elements:

Compensation Element	Purpose
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent
Annual Cash Incentive Program	Provide short-term incentives to attain key business objectives
Equity Incentive Awards	Promote the maximization of stockholder value by aligning the interests of our executive officers and stockholders

We believe that direct ownership in our Company provides our NEOs with a strong incentive to increase the value of our Company. We have historically encouraged equity ownership by NEOs through awards of stock options. We believe these awards align the interests of our NEOs with those of our stockholders.

Stockholder Say-On-Pay Vote Results

At our 2017 Annual Meeting of Stockholders held on June 7, 2017, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs. Approximately 93% of the votes cast on our “say-on-pay” vote were voted in favor of the proposal. We have considered the results of this vote and believe the support of our stockholders for the proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Accordingly, we did not make changes to our executive compensation arrangements in response to the vote or to our compensation policies. In the future, we will continue to consider the outcome of our “say-on-pay” votes when making compensation decisions regarding our NEOs and determining compensation policies.

Determination of Compensation Awards

Our Compensation Committee has principal authority for determining and approving, or recommending to our Board for approval, the compensation awards available to our NEOs and is charged with reviewing our executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In determining 2017 executive compensation, the Compensation Committee consulted with our President and Chief Executive Officer and considered advice and data provided by the Company’s independent compensation consultant, Radford, an Aon Hewitt company (“Radford”). Additional information regarding their roles is provided below under the headings “Role of Compensation Consultant in Determining Executive Compensation” and “Role of Executive Officers in Determining Executive Compensation.” Radford assisted with benchmarking the compensation of our senior executives by providing peer group and market information to support the Company and Compensation Committee in determining fully competitive and appropriate pay levels.

Role of Compensation Consultant in Determining Executive Compensation

Our Compensation Committee has the sole authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation Committee engaged Radford as its compensation consultant and, when making executive compensation decisions in 2017, our Compensation Committee considered advice and data provided by Radford. Radford provided our Compensation Committee with peer group and market information that our Compensation Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Radford also provides services to us that are unrelated to executive compensation. Our Compensation Committee has considered the adviser independence factors required under SEC rules and the Nasdaq listing standards as they relate to Radford and does not believe Radford’s work raised a conflict of interest.

In August 2016, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee an assessment of our peer group, taking into account the Company’s progress in advancing its development programs and its growth. In particular, our Compensation Committee considered selection criteria for our peer group to include companies with products under regulatory review or early commercial stage companies, with an emphasis on those in the early stage of commercialization. In performing this competitive assessment, Radford recommended a peer group, selected by our Compensation Committee in consultation with Radford, based on stage of development, revenue, industry, market capitalization, employee size and executive role considerations. As a result of that assessment, our peer group was updated for use in determining 2017 NEO compensation, to be comprised of the 22 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2017 Peer Group
ACADIA Pharmaceuticals	INSYS Therapeutics	Portola Pharmaceuticals
Alnylam Pharmaceuticals	Intercept Pharmaceuticals	Puma Biotechnology
Anacor Pharmaceuticals	Ironwood Pharmaceuticals	Spark Therapeutics
bluebird bio	Lexicon Pharmaceuticals	Tesaro
Celldex Therapeutics	Neurocrine Biosciences	The Medicines Company
Chimerix	NewLink Genetics	Ultragenyx Pharmaceutical
Clovis Oncology	Ophthotech
Exelixis	Pacira Pharmaceuticals

Our Compensation Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep our Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

In February 2018, in connection with our Compensation Committee’s review of our executive compensation programs, Radford conducted and presented to the Compensation Committee a competitive assessment of the compensation program for our executive officers. In conducting this competitive assessment, Radford recommended a peer group selected by our Compensation Committee in consultation with Radford based on stage of development, revenue, industry, market capitalization, employee size and executive role considerations.

The peer group that was used when determining 2018 compensation for our NEOs was comprised of the 20 publicly traded companies shown in the table below, which operate in the broader biopharmaceutical industries that represent competitors for executive talent and capital.

2018 Peer Group
ACADIA Pharmaceuticals	Ironwood Pharmaceuticals	Puma Biotechnology
Clovis Oncology	Keryx Biopharmaceuticals	Retrophin
Exelixis	Lexicon Pharmaceuticals	Spark Therapeutics
Halozyme Therapeutics	Momenta Pharmaceuticals	Spectrum Pharmaceuticals
Heron Therapeutics	Neurocrine Biosciences	Tesaro
INSYS Therapeutics	Pacira Pharmaceuticals	The Medicines Company
Intercept Pharmaceuticals	Portola Pharmaceuticals

Role of Executive Officers in Determining Executive Compensation

Our President and Chief Executive Officer made recommendations to our Compensation Committee to assist it in determining 2017 compensation levels for our other executive officers. In addition, our President and Chief Executive Officer provided our Compensation Committee with a review of the performance of our other executive officers. While our Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding 2017 executive compensation were made by our Compensation Committee or our Board upon the recommendation of the Compensation Committee.

Components of Compensation

Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentives, and periodic equity-based incentives, typically in the form of stock options.

Base Salary

The annual base salary for each of our NEOs was initially established through arm’s length negotiations at the time the executive was hired, based on an assessment of market data and the experience of the candidate, in order to develop a compensation package, including base salary, that was necessary to attract and retain each individual.

Our Compensation Committee periodically reviews and evaluates, with input from our President and Chief Executive Officer, other than with respect to his own salary, the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of an executive’s responsibilities, including promotions, individual contributions made by and performance of the executive during the prior fiscal year, the executive’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry. No specific weight is assigned to any of these criteria.

The following table sets forth the annualized base salaries of our NEOs for 2017 and 2018.

Name	2017 Base Salary ($)	2018 Base Salary ($)	Percent Change[1]
Jesper Høiland	600,000	624,000	4%
Jose Carmona	410,000	426,400	4%
Gregory Williams, Ph.D.	398,000	409,940	3%
Gary Hattersley, Ph.D.	395,000	434,500	10%
Brent Hatzis-Schoch, J.D.	405,000	421,600	4%
Robert E. Ward(2)	600,000	—	—
B. Nicholas Harvey(2)	332,700	—	—
David Snow(2)	425,000	—	—
[1]

Represents the percentage change in base salary from the prior year. Base salaries are effective January 1 of the given year, except in 2017 with respect to Messrs. Høiland and Carmona, who joined the Company during 2017.

[2]	Messrs. Ward, Harvey, and Snow resigned from the Company during 2017.

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term Company performance. Each NEO is eligible to receive an annual performance-based cash bonus based on achievement of performance goals developed by our Compensation Committee or Board with input from our President and Chief Executive Officer. Each NEO has a target annual bonus award amount, expressed as a percentage of the NEO’s base salary. After the fiscal year is completed, the Compensation Committee reviews actual performance against the stated goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for our NEOs. For 2017, the actual bonus amounts for our NEOs were approved by our Compensation Committee.

Our corporate, financial and operational goals for 2017 were:

1.	Obtain U.S. approval for TYMLOS (abaloparatide) injection and achieve TYMLOS U.S. commercial launch objectives;
2.	Obtain EU approval for abaloparatide subcutaneous injection and achieve business development objectives;
3.	Achieve pipeline development objectives; and
4.	Achieve year-end financial objectives.

In February 2018, our Compensation Committee met to review performance against the Company’s 2017 goals and determined that we had met substantially all of our goals set for 2017. In particular, our Compensation Committee concluded that we had exceeded our goals related to (i) TYMLOS by obtaining U.S. approval in April 2017 and achieving full year product revenues of $12.1 million and (ii) our year-end financial objectives by ending 2017 with $430.3 million in cash, cash equivalents and marketable securities. Our Compensation Committee also concluded that we had substantially met our goal regarding pipeline development objectives by obtaining FDA Fast Track designation for elacestrant (RAD1901), our breast cancer product candidate; initiating a Phase 1 study for RAD140, our breast cancer product candidate; and establishing a full development plan to enable a pivotal study for our abaloparatide patch product candidate. Overall, our Compensation Committee determined that our actual corporate performance was one hundred percent (100%) of target.

Our Compensation Committee also reviewed each individual NEO’s performance within the NEO’s area of responsibility and, based on the individual’s performance against, and contribution to the achievement of, our corporate goals and the scope of the executive officer’s area of responsibility, as well as the collective business judgment and industry experience of the individual Compensation Committee members, the Compensation Committee approved the bonuses for our NEOs set forth in the table below.

	2017 Target Bonus		2017 Actual Bonus
Name	% of Base Salary	$	% of Base Salary	$
Jesper Høiland(1)	60%	165,000	75%	206,250
Jose Carmona(1)	40%	104,734	40%	104,734
Gregory Williams, Ph.D.	40%	159,200	40%	159,200
Gary Hattersley, Ph.D.	40%	158,000	40%	158,000
Brent Hatzis-Schoch, J.D.	40%	162,000	40%	162,000
Robert E. Ward(2)	60%	360,000	—	—
B. Nicholas Harvey(2)	40%	133,080	—	—
David Snow(2)	40%	170,000	—	—
[1]	Messrs. Høiland and Carmona joined the Company during 2017 and therefore received prorated bonuses.
[2]

Mr. Ward received a prorated portion of his target annual bonus for 2017 in the amount of $194,400 pursuant to the terms of his separation agreement with the Company in connection with his resignation as our President and Chief Executive Officer in July 2017. Messrs. Harvey and Snow resigned from the Company in May and November 2017, respectively, and therefore did not receive an annual bonus.

Equity-Based Awards

Our Compensation Committee believes that our employees in a position to make a substantial contribution to our long-term success should have a significant and ongoing stake in our Company. Equity awards not only compensate but also motivate and encourage retention of our key employees by providing an opportunity for the recipients to participate in the ownership of our Company. In addition, we believe equity awards align the interests of our key employees with the interests of our stockholders.

We have historically made initial awards of stock options to our NEOs upon commencement of employment with us and from time to time thereafter as our Board or Compensation Committee determined appropriate to motivate, retain and reward our NEOs for their performance and our success. Equity awards have been tied to both time and performance based vesting conditions. Generally, our time-based stock options vest as to 25% of the underlying shares on the first anniversary of the date of grant (or employment commencement date for initial awards) and in 36 monthly installments during the three years thereafter, subject to the holder’s continued service to the Company through each applicable vesting date.

Our Compensation Committee evaluates various factors when determining the precise number of equity-based awards to grant to our NEOs, including the base salary and target annual cash incentive opportunity of the NEO, the value of the total compensation package our Compensation Committee deems appropriate to attract and retain highly qualified NEOs in light of the competitive environment, the NEO’s ability to influence and create long-term stockholder value and, with respect to awards granted to our NEOs from time to time after they have commenced employment, the equity-based holdings of the NEO and the individual’s personal experience and performance in recent periods.

The following table sets forth the amount and terms of the stock options awarded to our NEOs in 2017. The options awarded to Messrs. Høiland and Carmona were granted in connection with their commencement of employment with us. Because Messrs. Ward, Harvey, and Snow each resigned from the Company during 2017, their 2017 option awards were forfeited and the shares subject to these awards returned to, and became available for new grants under, our 2011 Plan.

Name	Grant Date	Number of Options Granted[1]
Jesper Høiland	7/17/17	305,000
Jose Carmona	5/15/17	125,000
Gregory Williams, Ph.D.	2/17/17	75,000
Gary Hattersley, Ph.D.	2/17/17	75,000
Brent Hatzis-Schoch, J.D.	2/17/17	60,000
Robert E. Ward	2/17/17	187,800
B. Nicholas Harvey	2/17/17	55,000
David Snow	2/17/17	75,000
[1]

Except for the awards to Messrs. Ward, Harvey, and Snow, which were forfeited as discussed above, these stock options vest as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder of the stock options vest as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date.

All of the awards detailed above were granted with an exercise price equal to the closing price of our Common Stock on the option grant date. For a discussion of the impact that certain terminations of employment would have on the vesting of these awards, refer below to the heading “Potential Payments upon Termination or Change in Control.”

Retirement Programs

We maintain a tax-qualified 401(k) defined contribution plan in which substantially all of our full-time employees, including our NEOs, are eligible to participate. We provide an employer matching contribution equal to 100% of a participant’s eligible contributions of up to 3% of eligible compensation and 50% of the next 2% of eligible compensation, subject to limits established by the Code. All matching contributions are fully vested when made. Our 401(k) plan is intended to provide our employees, including our NEOs, with an opportunity for tax-efficient retirement savings and long-term financial security. We do not maintain any defined benefit pension plans, non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

Employee Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans and programs, including our employee stock purchase plan and our medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, with the exception of maximum coverage limits under our life insurance plan, subject to the terms and eligibility requirements of those plans. We believe that the availability of our broad-based employee benefit programs enhances employee morale and loyalty. We do not generally provide perquisites or other personal benefits or tax “gross-ups” or reimbursements to our NEOs, although we have from time to time reimbursed relocation expenses for executive officers whom we require to relocate when performing their duties for us.

Employment and Severance Arrangements

We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty which may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of our executive management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment.

Each of our NEOs has entered into an agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company. The severance protections for Messrs. Høiland and Ward are set forth in their respective employment agreements. The terms of these severance arrangements are described below under the heading “Potential Payments upon Termination or Change in Control.” In addition, all of our NEOs have executed confidentiality and non-competition agreements, or, for Mr. Høiland, agreed to similar provisions in his employment agreement, pursuant to which they have agreed not to disclose our confidential information during or after their employment with us or compete with us or solicit our customers or employees for a period of one year following termination or, for Mr. Ward, the longer of one year or the period during which Mr. Ward receives severance payments under his separation agreement.

Anti-Hedging Policy

Our insider trading compliance policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging transactions, short sales and pledges.

Deductibility of Compensation

In 2017, we considered the provisions of Section 162(m) of the Code as then in effect and related treasury regulations that restricted deductibility of compensation paid to our NEOs (other than our principal financial officer) to the extent such compensation exceeded $1,000,000 and did not qualify for an exception as commission-based compensation or qualified performance-based compensation. In 2017, our Compensation Committee endeavored to structure compensation to maintain deductibility under Section 162(m) to the extent practicable, while maintaining the ability to provide a competitive compensation program for our NEOs.

Beginning in 2018, recently-enacted tax legislation (i) expands the scope of Section 162(m), such that all NEOs are “covered employees” (including our principal financial officer) and any individual who is a covered employee in any year after 2016 will remain a covered employee for as long as the NEO (or the NEO’s beneficiaries) receive compensation from the Company, and (ii) eliminates the exception to the $1,000,000 deduction limit for commission-based compensation and performance-based compensation, except with respect to certain grandfathered arrangements in effect as of November 2, 2017. Accordingly, any compensation paid to a covered employee in excess of $1,000,000 will be non-deductible going forward. Our Compensation Committee believes that stockholder interests are best served if our Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, our Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, will not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception to the deduction limit for performance-based compensation.

Summary Compensation Table

The following table provides information regarding the compensation provided to our NEOs during the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Jesper Høiland(6)	2017	275,000	—	7,179,166	—	206,250	638	7,661,053
President, CEO and Director	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—
Jose Carmona(7)	2017	261,835	40,000	2,406,008	—	104,734	10,860	2,823,437
Chief Financial Officer	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—
Gregory Williams, Ph.D.(8)	2017	398,000	—	1,874,510	—	159,200	12,330	2,444,040
Chief Development Officer	2016	372,100	—	1,202,530	—	178,608	13,193	1,766,431
	2015	—	—	—	—	—	—	—
Gary Hattersley, Ph.D.(9)	2017	395,000	—	1,874,510	—	158,000	12,330	2,439,840
Chief Scientific Officer	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—
Brent Hatzis-Schoch, J.D.(10)	2017	405,000	—	1,499,608	—	162,000	4,905	2,071,513
General Counsel	2016	378,300	—	1,002,108	—	181,584	1,530	1,563,522
	2015	279,718	100,000	3,411,660	—	160,938	123,758	4,076,074
Robert E. Ward(11)	2017	325,000	—	4,693,773	—	—	540,818	5,559,591
Former President, CEO and	2016	525,471	—	2,505,270	—	315,283	13,202	3,359,226
Director	2015	477,700	—	—	—	300,805	9,111	787,616
B. Nicholas Harvey(12)	2017	127,073	—	991,026	—	—	453,098	1,571,197
Former Chief Financial	2016	332,700	—	1,002,108	—	133,080	13,057	1,480,945
Officer	2015	313,900	—	—	—	141,067	10,391	465,358
David Snow(13)	2017	407,292	—	1,874,510	—	—	47,238	2,329,039
Former Chief Commercial	2016	396,600	—	1,202,530	—	190,368	13,202	1,802,700
Officer	2015	119,583	—	3,436,000	1,239,765	44,637	3,576	4,843,561
[1]	Represents a cash signing bonus paid in connection with Messrs. Carmona and Hatzis-Schoch joining the Company in 2017 and 2015, respectively.
[2]

Represents the aggregate grant date fair value of stock option awards made during the year computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. For additional information, including the assumptions used when valuing the awards granted in 2017, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

[3]

Represents the aggregate grant date fair value of performance units (“PUs”) granted to Mr. Snow in 2015 in connection with his joining the Company, computed in accordance with FASB ASC Topic 718. Fair value was determined using a Monte Carlo simulation analysis. For additional information, including the assumptions used when valuing this award, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. The maximum potential value of the PUs, based on the closing price per share of our Common Stock on the date they were granted, was $1,630,750.

[4]	Represents bonus amounts earned under our annual performance-based cash bonus program.
[5]

For 2017, the amounts shown for each NEO include life insurance premiums paid by us, and, for Mr. Carmona, $9,968 for reimbursement of relocation expenses; for Dr. Williams, $10,800 in employer matching contributions made pursuant to our 401(k) plan; for Dr. Hattersley, $10,800 in employer matching contributions made pursuant to our 401(k) plan; for Mr. Hatzis-Schoch, employer matching contributions made pursuant to our 401(k) plan; for Mr. Ward, $10,800 in employer matching contributions made pursuant to our 401(k) plan, an aggregate of $469,400 in cash severance payments pursuant to his separation agreement with the Company in connection with his resignation from the Company in July 2017, comprised of $275,000 in salary continuation payments and $194,400 for the prorated portion of his target annual bonus for 2017, $11,636 in continued payments of medical care premiums pursuant to his separation agreement, and $48,089 for accrued vacation time payments in connection with his resignation from the Company; for Mr. Harvey, employer matching contributions made pursuant to our 401(k) plan, $166,350 in salary continuation cash severance payments pursuant to his separation agreement with the Company in connection with his resignation from the Company in May 2017, $11,895 in continued payments of medical care premiums pursuant to his separation agreement, reimbursement of outplacement services pursuant to his separation agreement, $16,178 for accrued vacation time payments in connection with his resignation from the Company, $108,127 in post-employment consulting fees, and $133,080 for a bonus paid in connection with his consulting services; and, for Mr. Snow, $10,800 in employer matching contributions made pursuant to our 401(k) plan, $17,708 in salary continuation cash severance payments pursuant to his separation agreement with the Company in connection with his resignation from the Company in November 2017, continued payments of medical care premiums pursuant to his separation agreement, and $15,000 for accrued vacation time payments in connection with his resignation from the Company.

[6]	Mr. Høiland joined the Company in July 2017.
[7]	Mr. Carmona joined the Company in May 2017.
[8]	Dr. Williams was not an NEO in 2015.
[9]	Dr. Hattersley was not an NEO in 2015 or 2016.
[10]

Mr. Hatzis-Schoch joined the Company on a part-time basis in February 2015 and became a full-time employee in April 2015. During the period of his part-time employment, he received base salary at the rate of 25% of his full-time base salary. Mr. Hatzis-Schoch was not an NEO in 2016.

[11]	Mr. Ward resigned from the Company in July 2017.
[12]	Mr. Harvey resigned from the Company in May 2017.
[13]	Mr. Snow joined the Company in September 2015 and resigned from the Company in November 2017.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs in 2017. All equity awards were granted under our 2011 Plan, except the awards to Messrs. Høiland and Carmona, which were granted pursuant to stand-alone employment inducement stock option agreements outside of our 2011 Plan as a material inducement to their acceptance of employment with us.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jesper Høiland
Cash Bonus	N/A	—	165,000	—	—	—	—	—	—	—
Options	7/17/2017	—	—	—	—	—	—	305,000	42.97	7,179,166
Jose Carmona
Cash Bonus	N/A	—	104,734	—	—	—	—	—	—	—
Options	5/15/2017							125,000	34.96	2,406,008
Gregory Williams, Ph.D.
Cash Bonus	N/A	—	159,200	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	75,000	45.65	1,874,510
Gary Hattersley, Ph.D.
Cash Bonus	N/A	—	158,000	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	75,000	45.65	1,874,510
Brent Hatzis-Schoch, J.D.
Cash Bonus	N/A	—	162,000	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	60,000	45.65	1,499,608
Robert E. Ward
Cash Bonus	N/A	—	360,000	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	187,800	45.65	4,693,773
B. Nicholas Harvey
Cash Bonus	N/A	—	133,080	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	55,000	45.65	991,026
David Snow
Cash Bonus	N/A	—	170,000	—	—	—	—	—	—	—
Options	2/17/2017	—	—	—	—	—	—	75,000	45.65	1,874,510
[1]

Consists of the target cash bonus payment each of our NEOs was eligible to receive under our annual performance-based bonus program. For 2017, the bonus target for Messrs. Høiland and Ward was 60% of their base salary and the bonus target for each of our Other NEOs was 40% of the NEO’s base salary. The amounts actually paid to our NEOs for 2017 bonuses are disclosed in our Summary Compensation Table. Additional information about our annual bonus program is disclosed under the heading “Compensation Discussion and Analysis—Components of Compensation—Annual Performance-Based Cash Incentives.”

[2]

Represents the grant date fair value of option awards made during the year computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures. For additional information, including the assumptions used when valuing the awards, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2017. These awards were granted under our 2003 Plan and 2011 Plan, except for the awards to Messrs. Høiland and Carmona, which were granted pursuant to stand-alone employment inducement stock option agreements outside of our 2011 Plan as a material inducement to their acceptance of employment with the Company.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
Jesper Høiland	—	305,000	(1)	42.97	7/17/2027	—	—
Jose Carmona	—	125,000	(2)	34.96	5/15/2027	—	—
Gregory Williams, Ph.D.	164,473	10,965	(3)	7.80	2/15/2024	—	—
	60,000	20,000	(4)	30.97	12/16/2024	—	—
	34,375	40,625	(5)	29.89	2/9/2026	—	—
	—	75,000	(6)	45.65	2/17/2027
Gary Hattersley, Ph.D.	18,285	—	(7)	7.34	11/6/2021	—	—
	120,614	—	(8)	8.00	6/4/2024	—	—
	75,000	25,000	(4)	30.97	12/16/2024	—	—
	34,375	40,625	(5)	29.89	2/9/2026	—	—
	—	75,000	(6)	45.65	2/17/2027	—	—
Brent Hatzis-Schoch, J.D.	93,332	46,668	(9)	45.32	2/25/2025	—	—
	28,645	33,855	(5)	29.89	2/9/2026	—	—
	—	60,000	(6)	45.65	2/17/2027
Robert E. Ward	—	—		—	—	—	—
B. Nicholas Harvey	36,458	—	(4)	30.97	12/16/2024	—	—
	27,343	—	(5)	29.89	2/10/2026	—	—
David Snow	56,249	—	(10)	65.23	9/8/2025	—	—
	34,375	—	(5)	29.89	2/9/2026	—	—
[1]

This stock option vests as to 25% of the underlying shares on July 17, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Høiland’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[2]

This stock option vests as to 25% of the underlying shares on May 15, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Carmona’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[3]

This stock option vested as to 25% of the underlying shares on January 6, 2015, and the remainder of the underlying shares under the stock option vested in 12 substantially equal quarterly installments thereafter.

[4]

This stock option vested as to 25% of the underlying shares on December 17, 2015, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.” Following his resignation from the Company in May 2017, Mr. Harvey’s vesting under this option award continued until November 15, 2017 due to his performance of consulting services for the Company during such 6 month period.

[5]

This stock option vested as to 25% of the underlying shares on February 10, 2017, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.” Messrs. Harvey and Snow stopped vesting under this option award in connection with their separation from the Company effective November 15 and December 15, 2017, respectively.

[6]

This stock option vested as to 25% of the underlying shares on February 17, 2018, and the remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of the NEO’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[7]

This stock option vested as to 6.25% of the underlying shares on November 7, 2011, and the remainder of the stock option vested as to 1/16th of the underlying shares on the first day of each of the 15 calendar quarters thereafter.

[8]

This stock option vested as to 25% of the underlying shares on December 23, 2014, and the remainder of the stock option vested as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter.

[9]

This stock option vested as to 5% of the underlying shares on February 25, 2016 and 20% of the underlying shares vested on April 1, 2016. The remainder of the stock option vests as to 1/48th of the underlying shares on the same day of each of the 36 consecutive months thereafter, subject to continued service to the Company through each applicable vesting date. The option is eligible for accelerated vesting in connection with certain terminations of Mr. Hatzis-Schoch’s employment as described below under the heading “Potential Payments upon Termination of Change in Control.”

[10]

This stock option vested as to 25% of the underlying shares on September 9, 2016, and the remainder of the stock option vested as to 1/48th of the underlying shares on the same day of each of the consecutive months thereafter until Mr. Snow’s resignation from the Company on December 15, 2017.

Option Exercises and Stock Vested

The following table provides information regarding the value realized by our NEOs from options to purchase our Common Stock exercised by our NEOs during 2017 and shares of restricted stock that vested during 2017. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of our Common Stock on the date the options were exercised.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jesper Høiland	—	—	—	—
Jose Carmona	—	—	—	—
Gregory Williams, Ph.D.	—	—	—	—
Gary Hattersley, Ph.D.	—	—	—	—
Brent Hatzis-Schoch, J.D.	—	—	—	—
Robert E. Ward(1)	936,318	22,193,731	—	—
B. Nicholas Harvey(1)	101,127	3,329,335	—	—
David Snow	—	—	—	—
[1]	Messrs. Ward and Harvey resigned from the Company in July and May 2017, respectively.

Pension Benefits

None of our NEOs participated in any defined benefit pension plans in 2017.

Non-qualified Deferred Compensation

None of our NEOs participated in any non-qualified deferred compensation plans in 2017.

Potential Payments upon Termination or Change In Control

We maintain compensation and benefit plans and arrangements that provide payment of compensation to our NEOs in the event of certain terminations of employment or a change in control of our Company. The amount of compensation payable to our NEOs in these situations is described below.

Employment and Severance Agreements

Each of our NEOs has entered into an employment or severance agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment or upon a change in control of our Company.

Jesper Høiland

On July 17, 2017, we entered into an employment agreement with Mr. Høiland, which was amended on November 16, 2017, pursuant to which Mr. Høiland serves as our President and Chief Executive Officer. The agreement, as amended, provides that in the event Mr. Høiland’s employment is terminated by us without cause or due to Mr. Høiland’s resignation for good reason, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, Mr. Høiland will be entitled to receive:

•	base salary continuation payments for 12 months; and
•	reimbursement for continued group health plan premiums for up to 12 months or, if earlier, until the date on which he becomes eligible to receive substantially similar coverage from another employer.

If Mr. Høiland’s employment is terminated without cause or due to Mr. Høiland’s resignation for good reason within 12 months following a change in control of our Company, then subject to his executing a general release of claims and continued compliance with applicable restrictive covenants in his agreement, in lieu of the severance benefits described above, Mr. Høiland will be entitled to receive:

•	a lump sum payment equal to one and a half times his base salary then in effect;
•	a lump sum payment equal to his then target annual bonus;
•

reimbursement for continued group health plan premiums for up to 18 months or, if earlier, the date on which he (i) becomes eligible to receive substantially similar coverage from another employer or (ii) is no longer eligible to receive continuation of such coverage; and

•	accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

Other NEOs

We have entered into severance agreements with each of our Other NEOs. Each agreement provides that if the NEO’s employment is terminated without cause or due to the NEO’s resignation for good reason, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, the NEO will be entitled to receive:

•	base salary continuation for 6 months, and for Dr. Williams, 9 months;
•	payment of continued medical care premiums for up to 6 months; and
•	any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

If the NEO’s employment is terminated without cause or due to the NEO’s resignation for good reason within 12 months following a change in control of our Company, then subject to the NEO executing a general release of claims and continuing to comply with the terms of the NEO’s employee confidentiality and non-compete agreement, in lieu of the severance benefits described above, the NEO will be entitled to receive:

•	base salary continuation payments for 12 months;
•	payment of continued medical care premiums for up to 12 months;
•	any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum;
•	payment of the NEO’s target annual bonus for the year in which termination occurs; and

•	accelerated vesting of all outstanding unvested Company equity awards that vest solely based on the passage of time.

For purposes of our employment agreement with Mr. Høiland and for our Other NEOs’ severance agreements:

•

“cause” is generally defined to include, subject to certain notice and cure rights: (i) commission of an act of fraud, embezzlement or theft against the Company or its subsidiaries, including, for Mr. Høiland, whether or not related to his employment with the Company; (ii) conviction of, or a plea of no contest to, a felony or a crime involving moral turpitude; (iii) willful nonperformance of material duties as an employee of the Company, including, for Mr. Høiland, failure to comply with any valid and legal directive of the Board; (iv) material breach of any material agreement between the executive and the Company or any of its subsidiaries, including, for Mr. Høiland, his employment agreement; (v) for our Other NEOs, the gross negligence, willful misconduct or any other act of willful disregard for the Company’s or any of its subsidiaries’ best interests; (vi) for our Other NEOs, unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises; (vii) for Mr. Høiland, engaging in dishonesty, illegal conduct, or misconduct that is materially injurious to the Company or the willful unauthorized disclosure of the Company’s confidential information; or (viii) for Mr. Høiland, violation of a material policy of the Company or a material failure to comply with the Company’s written policies or rules that causes material harm to the Company.

•

“good reason” is generally defined to include, if the NEO has provided timely notice, the Company has failed within 30 days to cure the condition, if curable, and the NEO timely resigns, the following occurrences without the NEO’s consent: (i) a material reduction in base salary, including, for our Other NEOs, a material reduction in their target annual bonus; (ii) a material diminution in duties, responsibilities, or authority; (iii) for Mr. Høiland, a material breach by the Company of any material provision of his employment agreement; (iv) for our Other NEOs, a requirement that the NEO relocate to a principal place of employment more than seventy-five (75) miles from the location immediately prior to such relocation; or (v) for our Other NEOs, the failure of the Company to obtain an agreement from any successor to all or substantially all of the business or assets of the Company to assume their severance agreement; and

•

“change in control” for our Other NEOs means a change of control within the meaning of our 2011 Plan, and for Mr. Høiland means the occurrence of such similar change of control transactions involving the Company.

Robert E. Ward

In connection with his resignation as our President and Chief Executive Officer on July 16, 2017, the Company and Mr. Ward entered into a separation agreement providing for the terms of his departure from the Company. Pursuant to his separation agreement, in consideration for executing a general release of claims and subject to his continued compliance with the applicable restrictive covenants in his employment and confidentiality agreements, Mr. Ward was entitled to the following: (i) base salary continuation payments for a period of 12 months; (ii) a prorated portion of his target annual bonus for 2017; (iii) continued payments of his medical care premiums for up to 12 months; (iv) accelerated vesting of the unvested shares subject to an option award granted to Mr. Ward in connection with his joining the Company; and (v) an extension of the time period that Mr. Ward has to exercise all vested, unexercised equity awards to 12 months from the date of his departure.

B. Nicholas Harvey

In connection with his resignation as our Chief Financial Officer on May 15, 2017, the Company and Mr. Harvey entered into a separation agreement providing for the terms of his departure from the Company. Pursuant to his separation agreement, in consideration for executing a general release of claims and subject to his continued compliance with the applicable restrictive covenants in his confidentiality agreement, Mr. Harvey was entitled to the following: (i) base salary continuation payments for 6 months; (ii) consulting fees for 6 months of advisory services to the Company; (iii) continued payments of his medical care premiums for up to 12 months; (iv) a bonus for consulting services provided in connection with his consulting agreement; and (v) 6 months of outplacement services.

David Snow

In connection with his resignation as our Chief Commercial Officer on December 15, 2017, the Company and Mr. Snow entered into a separation agreement providing for the terms of his departure from the Company. Pursuant to his separation agreement, in consideration for executing a general release of claims and subject to his continued compliance with the applicable restrictive covenants in his confidentiality agreement, Mr. Snow was entitled to the following: (i) base salary continuation payments for 6 months; and (ii) continued payments of his medical care premiums for up to 6 months.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our NEOs under the various severance and other arrangements and agreements that were in effect on December 31, 2017 for various scenarios involving a change in control or termination of employment, assuming a December 31, 2017 termination or transaction date and, where applicable, using the closing price of our Common Stock of $31.77 (as reported on the Nasdaq Global Market as of December 29, 2017).

	Form of Payment
Name/Triggering Event	Cash Severance ($)	Bonus ($)	Benefit Continuation ($)		Equity Awards(1) ($)	Company Provided Life Insurance(2) ($)	Total(3) ($)
Jesper Høiland
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(4)	600,000	—	27,927		—	—	627,927
Termination after Change in Control(5)	900,000	165,000	41,891		—	—	1,106,891
Jose Carmona
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	205,000	—	—	(8)	—	—	205,000
Termination after Change in Control(7)	410,000	104,734	—	(8)	—	—	514,734
Gregory Williams, Ph.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	298,500	—	—	(8)	—	—	298,500
Termination after Change in Control(7)	398,000	159,200	—	(8)	355,206	—	912,406
Gary Hattersley, Ph.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	197,500	—	4,708		—	—	202,208
Termination after Change in Control(7)	395,000	158,000	9,417		96,375	—	658,792
Brent Hatzis-Schoch, J.D.
Change in Control	—	—	—		—	—	—
Death/Disability	—	—	—		—	750,000	750,000
Retirement	—	—	—		—	—	—
Involuntary Termination(6)	202,500	—	13,964		—	—	216,464
Termination after Change in Control(7)	405,000	162,000	27,927		63,647	—	658,575
[1]

For option awards, reflects the excess, if any, of the closing market price of our Common Stock on December 29, 2017 ($31.77) over the exercise price of the applicable stock option, multiplied by the number of unvested shares which vest upon a qualifying termination within 12 months following a change in control of the Company.

[2]	Represents amounts that would be payable under Company provided life insurance policies upon the NEO’s death.
[3]

If any amounts payable to any of our NEOs in connection with a change in control would be subject to excise taxes under Section 4999 of the Code, the amounts will be reduced to the extent the reduction results in such executive retaining a larger after-tax amount of such payments or benefits than would be retained absent the reduction. The amounts shown in this table for our NEOs assume no such reduction would apply.

[4]

Upon Mr. Høiland’s termination without cause or resignation for good reason, other than in connection with a change in control, Mr. Høiland would be entitled to receive (a) base salary continuation payments for 12 months, and (b) reimbursement for continued group health plan premiums for up to 12 months.

[5]

Upon Mr. Høiland’s termination without cause or resignation for good reason within 12 months following a change in control, Mr. Høiland would be entitled to receive (a) a lump sum payment equal to one and a half times his base salary then in effect,

(b) a lump sum payment equal to his then target annual bonus, (c) reimbursement for continued group health plan premiums for up to 18 months, and (d) accelerated vesting of all outstanding unvested Company equity or equity-based awards that vest solely based on the passage of time.

[6]

Upon the NEO’s termination without cause or resignation for good reason, other than in connection with a change in control, the NEO would be entitled to receive (a) base salary continuation payments for 6 months, and for Dr. Williams, 9 months, (b) payment of continued medical care premiums for up to 6 months, and (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum.

[7]

Upon the NEO’s termination without cause or resignation for good reason within 12 months following a change in control of the Company, the NEO would be entitled to receive (a) base salary continuation payments for 12 months, (b) payment of continued medical care premiums for up to 12 months, (c) any unpaid annual bonus for the year prior to the year in which the NEO’s termination occurs, based upon actual performance and payable in a lump sum, (d) payment of the NEO’s annual target bonus for the year in which termination occurs, and (e) accelerated vesting of all outstanding Company equity awards that vest solely based on the passage of time.

[8]	Mr. Carmona and Dr. Williams did not have health insurance coverage through the Company on December 31, 2017.

The following table sets out the aggregate payments to Mr. Ward under the terms of his employment agreement and his separation agreement with the Company, in connection with his resignation as our President and Chief Executive Officer on July 16, 2017.

Severance Benefits:	Amounts ($)
Cash Severance(1)	600,000
Prorated Bonus(2)	194,400
Benefit Continuation(3)	27,927
Equity Awards(4)	162,050
Total Payments	984,377
[1]	Represents Mr. Ward’s base salary continuation payments for a period of 12 months.
[2]	Represents the prorated portion of Mr. Ward’s target annual bonus for 2017.
[3]	Represents the value of continued payments of Mr. Ward’s medical care premiums for the maximum 12 month COBRA continuation period.
[4]	Represents the value of the accelerated vesting of 34,893 unvested shares subject to an option award granted to Mr. Ward on February 16, 2014 in connection with his joining the Company.

The following table sets out the aggregate payments to Mr. Harvey under the terms of his separation agreement and consulting agreement, in connection with his resignation as our Chief Financial Officer on May 15, 2017.

Severance Benefits:	Amounts ($)
Cash Severance(1)	166,350
Consulting Fees(2)	108,127
Benefit Continuation(3)	20,391
Bonus(4)	133,080
Outplacement Benefits(5)	7,500
Total Payments	435,448
[1]	Represents Mr. Harvey’s base salary continuation payments for a period of 6 months.
[2]	Represents consulting fees paid to Mr. Harvey for his providing 6 months of advisory services to the Company pursuant to a consulting agreement.
[3]	Represents the value of continued payments of Mr. Harvey’s medical care premiums for the maximum 12 month COBRA continuation period.
[4]	Represents the bonus paid to Mr. Harvey for his consulting services provided to the Company in connection with his consulting agreement.
[5]	Represents the value of outplacement services provided to Mr. Harvey.

The following table sets out the aggregate payments to Mr. Snow under the terms of his separation agreement, in connection with his resignation as our Chief Commercial Officer on December 15, 2017.

Severance Benefits:	Amounts ($)
Cash Severance(1)	212,500
Benefit Continuation(2)	13,964
Total Payments	226,464
[1]	Represents Mr. Snow’s base salary continuation payments for a period of 6 months.
[2]	Represents the value of continued payments of Mr. Snow’s medical care premiums for the maximum 6 month COBRA continuation period.

Compensation Risk Assessment

We have analyzed the potential risks arising from our compensation policies and practices and determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our principal executive officer.

On December 5, 2017, the determination date, our principal executive officer was Jesper Høiland, our President and Chief Executive Officer. For 2017, the annual total compensation for Mr. Høiland, as reported in the Summary Compensation Table, was $7,661,053. Because Mr. Høiland joined our Company in July 2017, we adjusted his reported compensation, for purposes of this disclosure, to include salary he would have received if he served as Chief Executive Officer for the full year, or $600,000. We also annualized Mr. Høiland’s reported bonus to reflect the amount that would have been paid for the full year, or $450,000, based on our Board’s assessment of his performance, as discussed above under the heading “Compensation Discussion and Analysis—Components of Compensation—Annual Performance-Based Cash Incentives.” The value of his life insurance premiums paid for by the Company and stock options granted to Mr. Høiland during 2017, as reported in the Summary Compensation Table, were not adjusted. As a result, for purposes of this pay ratio disclosure, Mr. Høiland’s total annualized compensation was $8,229,804. The total annualized compensation of our median employee, also hired in 2017, was $159,164. The ratio of these two amounts is approximately 52:1. Because our median employee also joined our Company during 2017, that individual’s compensation was annualized in the same manner, as described above, for Mr. Høiland.

We identified our median employee as of December 5, 2017 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target incentive compensation for 2017, and (C) the accounting value of any equity awards granted during 2017 and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Høiland, whether employed on a full-time, part-time, or seasonal basis.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

Directors who are also employees of our Company do not receive compensation for their service on our Board. Our non-employee directors are eligible for compensation under our non-employee director compensation program. Our Board may amend or terminate the program at any time. The program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under the program, non-employee directors receive an annual cash retainer for service on our Board and for service on each committee of which the director is a member. Cash retainers are payable quarterly in arrears and prorated for partial periods of service. The annual retainers paid under the program for 2017 were as follows:

Non-Employee Director:	$50,000
Independent Chairman:	$25,000
Chair of Audit Committee:	$20,000
Chair of Compensation Committee:	$15,000
Chair of Strategy Committee:	$15,000
Chair of Nominating and Corporate Governance Committee:	$10,000
Audit Committee Member (other than Chair):	$10,000
Compensation Committee Member (other than Chair):	$7,500
Strategy Committee Member (other than Chair):	$7,500
Nominating and Corporate Governance Committee Member (other than Chair):	$5,000

Our non-employee director compensation program also provides for an initial and annual equity award. Effective January 1, 2016, each non-employee director initially elected or appointed to serve on our Board will be granted an option to purchase 30,000 shares of our Common Stock on the date the director commences service. This option vests in substantially equal installments on each of the first four anniversaries of the date of grant, subject to the recipient’s continued service as a non-employee director through each vesting date. Beginning January 1, 2017, each non-employee director who had been serving on our Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers was granted an option to purchase 27,500 shares of our Common Stock. This option vests in full on the first anniversary of the date of the grant, subject to continued service as a non-employee director through the vesting date. The non-employee director annual stock option awards are granted on the same date of the annual incentive equity awards for our executive officers. Accordingly, in February 2017, each non-employee member of our Board was granted an annual option award to purchase 27,500 shares of our Common Stock and this award vested in full in February 2018.

In February 2018, our Board amended our non-employee director compensation program effective as of January 1, 2018, so that each non-employee director who has been serving on our Board as a non-employee director for at least three months as of the grant date of the annual incentive equity awards for the Company’s executive officers will be granted an option to purchase 8,800 shares of our Common Stock and a restricted stock unit award for the right to receive 4,800 shares of our Common Stock.  These awards vest in full on the first anniversary of the date of the grant, subject to continued service as a non-employee director through the vesting date.

If our 2018 Plan is approved by our stockholders at the Annual Meeting, then the value of all awards granted under the 2018 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $950,000, excluding the value of any awards granted in connection with a non-employee director’s initial election or appointment to serve on our Board.

All awards held by our non-employee directors vest upon a change of control of the Company, as the term is defined in our 2011 Plan, or, if approved by our stockholders at the Annual Meeting, our 2018 Plan.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table provides information concerning the compensation of each non-employee director who served on our Board during the year ended December 31, 2017. Information regarding the compensation of Messrs. Høiland and Ward may be found above under the heading “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Kurt C. Graves	100,000	656,425	756,425
Alan H. Auerbach(2)	65,000	656,425	721,425
Willard H. Dere, M.D.	65,000	656,425	721,425
Catherine J. Friedman	77,500	656,425	733,925
Ansbert Gadicke, M.D.(3)	57,500	656,425	713,925
Jean-Pierre Garnier, Ph.D.	65,000	656,425	721,425
Owen Hughes	60,000	656,425	716,425
Anthony Rosenberg	65,000	656,425	721,425
Debasish Roychowdhury, M.D.	55,000	656,425	711,425
[1]

Represents the aggregate grant date fair value of stock option awards made during the year computed in accordance with FASB ASC Topic 718. For additional information, including the assumptions used when valuing the awards, refer to Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018. The amount shown for each director represents the grant date fair value of the director’s individual annual stock option award.

[2]	Mr. Auerbach resigned from our Board on December 29, 2017.
[3]	Dr. Gadicke resigned from our Board on November 8, 2017.

The following table shows the aggregate number of stock options outstanding as of December 31, 2017 held by each non-employee director.

Name	Option Awards (#)
Kurt C. Graves	203,361
Alan H. Auerbach(1)	185,072
Willard H. Dere, M.D.	100,000
Catherine J. Friedman	85,000
Ansbert Gadicke, M.D.(2)	100,000
Jean-Pierre Garnier, Ph.D.	85,000
Owen Hughes	132,894
Anthony Rosenberg	115,000
Debasish Roychowdhury, M.D.	85,000
[1]	Mr. Auerbach resigned from our Board on December 29, 2017.
[2]	Dr. Gadicke resigned from our Board on November 8, 2017.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the CD&A set forth above. Based on this review and discussion, our Compensation Committee recommended to our Board that the CD&A be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Radius Health, Inc.

Jean-Pierre Garnier, Ph.D. (Chair)

Catherine J. Friedman

Kurt C. Graves

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 11, 2018, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees), each of our NEOs and all Directors and Executive Officers as a group.

	BENEFICIAL OWNERSHIP(1)
BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL
5% or Greater Stockholders:
T. Rowe Price Associates, Inc.(2)	6,255,196	13.82%
BB Biotech AG(3)	5,677,322	12.50%
Entities affiliated with MPM Capital(4)	4,066,022	8.94%
Farallon Capital Management, L.L.C.(5)	3,579,000	7.91%
The Vanguard Group(6)	3,281,503	7.25%
BlackRock, Inc.(7)	3,069,276	6.78%
FMR LLC(8)	3,039,347	6.72%
Consonance Capital Management LP(9)	2,649,285	5.85%
Point72 Asset Management, L.P.(10)	2,537,737	5.61%
State Street Corporation(11)	2,503,347	5.53%
Directors and Named Executive Officers:
Kurt C. Graves(12)	203,361	*
Willard H. Dere, M.D.(12)	93,750	*
Catherine Friedman(12)	70,620	*
Jean-Pierre Garnier, Ph.D.(12)	71,250	*
Owen Hughes(12)	132,894	*
Anthony Rosenberg(12)	102,500	*
Debasish Roychowdhury, M.D.(12)	70,620	*
Jesper Høiland(13)	13,567	*
Jose Carmona(14)	34,250	*
Gary Hattersley, Ph.D.(15)	288,560	*
Brent Hatzis-Schoch, J.D.(16)	164,366	*
Gregory Williams, Ph.D.(12)	307,695	*
Robert E. Ward(17)	—	—
B. Nicholas Harvey(18)	78,327	*
David Snow(19)	3,000	*
All Directors and Executive Officers as a group (13 individuals)	1,553,433	3.42%
*	Less than 1% of the outstanding shares of our Common Stock.
[1]

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 11, 2018 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Radius Health, Inc., 950 Winter Street, Waltham, Massachusetts, 02451. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

[2]

Based on a Schedule 13G/A filed with the SEC on February 14, 2018, reflecting the beneficial ownership of Common Stock by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which also indicates that it has (i) sole voting power with respect to 900,013 of such shares and (ii) sole dispositive power with respect to all of such shares. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.

[3]

Based upon a Schedule 13D/A filed with the SEC on September 20, 2017, reflecting the beneficial ownership of Common Stock by BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary, Biotech Growth N.V., which also indicates that they have shared voting and dispositive power of all such shares of Common Stock. Includes 178,523 shares of Common Stock underlying exercisable warrants. The address for BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland.

[4]

Based upon a Form 13D/A filed with the SEC on October 3, 2016, reflecting the beneficial ownership and sole voting and dispositive power of Common Stock as follows: (i) 2,103,857 shares by MPM BioVentures III-QP, L.P. (“BV III QP”) which includes 83,222 shares underlying warrants exercisable within 60 days from October 3, 2016, (ii) 143,266 shares by MPM BioVentures III, L.P. (“BV III”) which includes 5,595 shares underlying warrants exercisable within 60 days from October 3, 2016, (iii) 41,239 shares by MPM Asset Management Investors 2003 BVIII LLC (“AM LLC”) which includes 1,609 shares underlying warrants exercisable within 60 days from October 3, 2016, (iv) 64,335 shares by MPM BioVentures III Parallel Fund, L.P. (“BV III PF”) which includes 2,512 shares underlying warrants exercisable within 60 days from October 3, 2016, (v) 180,077 shares by MPM BioVentures III GmbH & Co. Beteiligungs KG (“BV III KG”) which includes 7,032 shares underlying warrants exercisable within 60 days from October 3, 2016 and (vi) 1,506,248 shares by MPM Bio IV NVS Strategic Fund, L.P. (“MPM NVS”) which includes 78,550 shares underlying warrants exercisable within 60 days from October 3, 2016. MPM BioVentures III GP, L.P. (“BV III GP”) and MPM BioVentures III LLC (“BV III LLC”) each share voting and dispositive power with respect to 2,518,535 shares which include 98,361 shares underlying warrants exercisable within 60 days from October 3, 2016 and are the direct and indirect general partners of (i) BV III, (ii) BV III QP, (iii) BV III KG and (iv) BV III PF. MPM BioVentures IV GP LLC and MPM BioVentures IV LLC (“BV IV LLC”) are the direct and indirect general partners of MPM NVS. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Dennis Henner, Nicholas Simon III and Kurt Wheeler are the Series A members of BV III LLC and the managers of AM LLC. Ansbert Gadicke, Luke Evnin, Todd Foley, James Paul Scopa and Vaughn M. Kailian are the members of BV IV LLC. The address for MPM Asset Management is 450 Kendall Street, Cambridge, MA 02142.

[5]

Based on a Schedule 13D/A filed with the SEC on May 18, 2017, reflecting the beneficial ownership and shared voting and dispositive power of Common Stock as follows: (i) 803,800 shares by Farallon Capital Partners, L.P. (“FCP”), (ii) 796,272 shares by Farallon Capital Institutional Partners, L.P. (“FCIP”), (iii) 135,300 shares by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), (iv) 115,100 shares by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), (v) 97,900 shares by Farallon Capital Institutional Partners V, L.P. (“FCIP V”), (vi) 1,443,645 shares by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), (vii) 59,900 shares by Farallon Capital (AM) Investors, L.P. (“FCAMI”) and (viii) 75,183 shares by Farallon Capital F5 Master I, L.P. (“F5MI” and collectively with FCP, FCIP, FCIP II, FCIP III, FCIP V, FCOI II and FCAMI, the “Farallon Funds”). Also reflects beneficial ownership and shared voting and dispositive power as follows: (i) 51,900 shares by Farallon Capital Management, L.L.C., (ii) 3,451,917 shares by Farallon Partners, L.L.C. (“Farallon General Partner”), (iii) 97,900 shares by Farallon Institutional (GP) V, L.L.C. (“FCIP V General Partner”) and (iv) 75,183 shares by Farallon F5 (GP), L.L.C (“F5MI General Partner”). Farallon General Partner is the general partner of each of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI and the sole member of FCIP V General Partner with respect to the shares held by each of the Farallon Funds other than F5MI. FCIP V General Partner is the general partner of FCIP V with respect to the shares held by FCIP V. F5MI General Partner is the general partner of F5MI with respect to the shares held by F5MI. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Ravi K. Paidipaty, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J.M. Spokes, John R. Warren and Mark C. Wehrly are a managing member of Farallon General Partner and Farallon Capital Management, L.L.C., a manager or senior manager, as the case may be, of the FCIP V General Partner and a director and/or officer of the general partner of the sole member of the F5MI General Partner, with respect to the shares held by the Farallon Funds and the accounts managed by Farallon Capital Management, L.L.C. The address for Farallon Capital Management, L.L.C. is One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

[6]

Based on a Schedule 13G/A filed with the SEC on February 12, 2018, reflecting the beneficial ownership of Common Stock by The Vanguard Group (“Vanguard”), which also indicates that it has (i) sole voting power with respect to 74,538 of such shares, (ii) shared voting power with respect to 5,606 of such shares, (iii) sole dispositive power with respect to 3,203,553 of such shares and (iv) shared dispositive power with respect to 77,950 of such shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

[7]

Based on a Schedule 13G/A filed with the SEC on January 29, 2018, reflecting the beneficial ownership of Common Stock by BlackRock, Inc. (“BlackRock”), which also indicates that it has (i) sole voting power with respect to 3,002,322 of such shares and (ii) sole dispositive power with respect to all of such shares. These shares may be held by one or more of the following subsidiaries of Blackrock: BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, and BlackRock Fund Advisors. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

[8]

Based upon a Schedule 13G/A filed with the SEC on February 13, 2018, reflecting the beneficial ownership of Common Stock by FMR LLC, which also indicates that it has (i) sole voting power with respect to 869,084 of such shares and (ii) sole dispositive power with respect to all of such shares. Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, has sole dispositive power with respect to all of such shares. These shares may be held by one or more of the following entities: FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc., and Strategic Advisors, Inc. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

[9]

Based on a Schedule 13G filed with the SEC on February 14, 2018, reflecting the beneficial ownership of Common Stock by Consonance Capital Management LP (“Consonance”), which also indicates that it has shared voting and dispositive power with respect to all such shares pursuant to an investment advisory agreement between Consonance and Consonance Capital Master Account LP, which is the direct holder of all such shares. Consonance Capman LLC (“Capman”) is the general partner of Consonance and Mitchell Blutt is the Manager and Member of Capman and the Chief Executive Officer of Consonance. The address for Consonance is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.

[10]

Based on a Schedule 13G/A filed with the SEC on February 14, 2018, reflecting the beneficial ownership of Common Stock by Point72 Asset Management, L.P. (“Point72”), which also indicates that it has shared voting and dispositive power with respect to all such shares. Pursuant to an investment management agreement, Point72 maintains investment and voting power with respect to the shares held by certain investment funds it manages. Point72 Capital Advisors Inc. (“Point72 Capital Advisors”) is the general partner of Point72. Pursuant to an investment management agreement, Point72 Asia (Hong Kong) Limited (“Point72 Asia”) maintains investment and voting power with respect to the shares held by certain investment funds it manages. Steven A. Cohen controls each of Point72, Point72 Capital Advisors and Point72 Asia. The address for Point72 is 72 Cummings Point Road, Stamford, CT 06902.

[11]

Based on a Schedule 13G filed with the SEC on February 14, 2018, reflecting beneficial ownership of Common Stock by State Street Corporation (“State Street”), which also indicates that it has shared voting and dispositive power with respect to all such shares. State Street is the parent holding company of certain of its subsidiaries that beneficially own the shares. The address for State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

[12]	Represents shares issuable upon the exercise of stock options exercisable within 60 days of April 11, 2018.
[13]	Represents 13,567 shares held by Mr. Høiland, including 667 shares purchased by Mr. Høiland on February 28, 2018 pursuant to our employee stock purchase plan.
[14]	Represents 3,000 shares held by Mr. Carmona, and 31,250 shares issuable upon the exercise of stock options exercisable within 60 days of April 11, 2018.
[15]

Represents 794 shares held by Dr. Hattersley, including 287 shares purchased by Dr. Hattersley on February 28, 2018 pursuant to our employee stock purchase plan, and 287,766 shares issuable upon the exercise of stock options exercisable within 60 days of April 11, 2018.

[16]

Represents 2,513 shares held by Mr. Hatzis-Schoch, including 235 shares purchased by Mr. Hatzis-Schoch on February 28, 2018 pursuant to our employee stock purchase plan, and 161,853 shares issuable upon the exercise of stock options exercisable within 60 days of April 11, 2018.

[17]	Mr. Ward resigned from the Company in July 2017.
[18]	Represents shares held by Mr. Harvey, who resigned from the Company in May 2017.
[19]	Represents shares held by Mr. Snow, who resigned from the Company in November 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related party transaction policy to set forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.

Under the policy, management is required to present to our Audit Committee each proposed related party transaction. Our Audit Committee reviews the relevant facts and circumstances of each such transaction and either approves or disapproves the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of our Audit Committee subject to ratification of the transaction by our Audit Committee at our Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by our Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating our Audit Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of our Audit Committee. No director may participate in approval of a related party transaction in which he or she is a related party.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.

Indemnification

Pursuant to our Amended and Restated Bylaws, we indemnify our directors and our executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. We have also entered into agreements with our directors contractually obligating us to provide this indemnification to them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2017.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2017, Alan H. Auerbach, Catherine J. Friedman, Jean-Pierre Garnier, Ph.D., and Kurt C. Graves served as members of our Compensation Committee. None of these Committee members is, or has ever been, an officer or employee of the Company. To our knowledge, there were no other relationships involving the members of our Compensation Committee which require disclosure in this proxy statement as a Compensation Committee interlock.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 950 Winter Street, Waltham, Massachusetts, 02451 in writing not later than December 21, 2018.

Stockholders intending to present a proposal at our 2019 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2019 Annual Meeting of Stockholders no earlier than the close of business on February 6, 2019 and no later than the close of business on March 8, 2019. The notice must contain the information required by our Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of our 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 6, 2019, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the 90th day prior to the 2019 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. We have engaged Innisfree to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to our agreement with Innisfree, they will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. For these services, we will pay a fee of approximately $25,000 plus expenses.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

ANNUAL REPORT ON FORM 10-K

A copy of our 2017 Annual Report, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 11, 2018 without charge upon written request addressed to:

Radius Health, Inc.

Attention: Secretary

950 Winter Street

Waltham, Massachusetts 02451

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2017 Annual Report at www.proxyvote.com. You also may access our 2017 Annual Report at www.radiuspharm.com or www.sec.gov.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Brent Hatzis-Schoch, Esq.
Secretary

Waltham, Massachusetts
April 20, 2018

Appendix A

RADIUS HEALTH, INC.

2018 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Radius Health, Inc. 2018 Stock Option and Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Radius Health, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“2011 Plan” means the Company’s 2011 Equity Incentive Plan (as amended and restated).

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a)  (i) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (iii) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (iv) any liquidation or dissolution of the Company, in each case, unless securities possessing more than 50 percent of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50 percent of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; or

(b)  any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including, but not limited to, by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30 percent of the total combined voting power of the Company’s outstanding securities, unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(c)  over a period of thirty-six (36) consecutive months or less there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

In addition and notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Change of Control.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity.  A grantee’s Service Relationship shall be deemed to continue without interruption in the event such individual’s status in rendering services to the Company or any Subsidiary or any successor entity changes, without interruption, from one capacity to another, for example, from a full-time employee to part-time employee or Consultant, or from a director to Consultant.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.  The Plan shall be administered by the Administrator.

(b)Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of shares of Stock to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Awards.  Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company (including the Chief Executive Officer) all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee.  Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.  The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the Service Relationship terminates.

(e)Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:  (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g)Minimum Vesting.  Notwithstanding any other provision of the Plan or the relevant Award Certificate, but subject to Section 3(d), Awards (other than cash-settled Awards or Awards elected by a Director in lieu of a cash retainer) under the Plan granted to a grantee shall not vest earlier than the date that is one year following the date the Award is approved by the Administrator or its delegate pursuant to Section 2(c); provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent of the maximum number of shares available for issuance under Section 3(a) may be granted to any one or more grantees without respect to such minimum vesting provision.  Nothing in this Section shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a grantee’s death, disability or termination of Service Relationship or the consummation of a Change of Control.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 3,500,000 shares and (ii) the shares of Stock remaining available for issuance under the 2011 Plan, subject to adjustment as provided in this Section 3.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 3,500,000 shares of Stock may be issued in the form of Incentive Stock Options.  For purposes of this limitation, the shares of Stock underlying any awards under the Plan or under the 2011 Plan that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Non-Employee Director Awards.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $950,000; provided, however, that this limitation shall not apply with respect to any Awards granted in connection with a Non-Employee Director’s initial election or appointment to serve on the Board.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision, but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)Mergers and Other Transactions.  In the case of and subject to the consummation of a Change of Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Change of Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change of Control, the Plan and all outstanding Awards granted hereunder shall terminate.  In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Change of Control shall become fully exercisable as of the effective time of the Change of Control, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Change of Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Change of Control in the Administrator’s discretion or to the extent specified in the relevant Award Certificate.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change of Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.  The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.  STOCK OPTIONS

(a)Award of Stock Options.  The Administrator may grant Stock Options under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Market Value on the grant date.

(c)Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Market Value on the exercise date;

(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.  STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights under the Plan.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.  The Administrator may grant Restricted Stock Awards under the Plan.  A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.  Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives.

(b)Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals or to a continuing Service Relationship or to other restrictions, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals, the Service Relationship requirements, or other restrictions are met with respect to the Restricted Stock Award.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, if a grantee’s Service Relationship with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of the Service Relationship, and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.  RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units.  The Administrator may grant Restricted Stock Units under the Plan.  A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant.  Conditions may be based on a continuing Service Relationship and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 10 and such terms and conditions as the Administrator may determine.

(c)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of the Service Relationship with the Company and its Subsidiaries for any reason.

SECTION 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  Subject to Section 2(g), the Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights.  The Administrator may grant Dividend Equivalent Rights under the Plan.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of the Service Relationship with the Company and its Subsidiaries for any reason.

SECTION 11.  TRANSFERABILITY OF AWARDS

(a)Transferability.  Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.  Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)Family Member.  For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.  To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12.  TAX WITHHOLDING

(a)Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator.  The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount.  For purposes of share withholding, the Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 13.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14.  TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Service Relationship.  If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)a transfer of the Service Relationship from a Subsidiary to the Company or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants.   To the extent required by applicable laws, including under the rules of any securities exchange or market system on which the Stock is listed, and/or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 16.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17.  GENERAL PROVISIONS

(a)No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment or other Service Relationship with the Company or any Subsidiary.

(e)Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy.  Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 18.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 19.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  APRIL 12, 2018

DATE APPROVED BY STOCKHOLDERS:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RADIUS HEALTH, INC. 950 WINTER ST. WALTHAM, MA 02451 E45891-P03767 RADIUS HEALTH, INC. The Board of Directors recommends you vote "FOR" all the nominees listed in Proposal 1 and "FOR" Proposals 2, 3, and 4. FOR AGAINST ABSTAIN 1. Election of the following nominees as Class I Directors: ! ! ! 1a. Jesper Høiland ! ! ! 1b. Owen Hughes ! ! ! 1c. Debasish Roychowdhury, M.D. FOR AGAINST ABSTAIN ! ! ! 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. ! ! ! 3. Approve, on an advisory basis, the compensation of our named executive officers. ! ! !  4. Approve our 2018 Stock Option and Incentive Plan. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report, and Shareholder Letter are available at www.proxyvote.com. E45892-P03767 RADIUS HEALTH, INC. Annual Meeting of Stockholders June 6, 2018 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jesper Høiland and Brent Hatzis-Schoch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Radius Health, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 6, 2018, at the offices of Goodwin Procter LLP, 100 Northern Avenue, 17th Floor, Boston, MA 02210, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not  know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such  other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side